Exhibit 4.21

US$650,000,000

NIO INC.

4.50% CONVERTIBLE SENIOR NOTES DUE 2024

PURCHASE AGREEMENT

January 30, 2019

January 30, 2019

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

U.S.A.

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

U.S.A.

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

U.S.A.

Goldman Sachs (Asia) L.L.C.

68th Floor, Cheung Kong Center

2 Queens Road

Central, Hong Kong

As representatives (the “Representatives”) of the several Purchasers named in Schedule I hereto

Ladies and Gentlemen:

1.          Introductory. NIO Inc., an exempted company incorporated in the Cayman Islands (the “Company”), proposes to issue and sell (such issuance and sale, the “Offering”) to the several initial purchasers named in Schedule I hereto (the “Purchasers”) US$650,000,000 principal amount of its 4.50% Convertible Senior Notes due 2024 (the “Firm Securities”) and, at the election of the Purchasers, up to an additional US$100,000,000 principal amount of such 4.50% Convertible Senior Notes due 2024 (the “Optional Securities”; the Firm Securities and the Optional Securities which the Purchasers may elect to purchase pursuant to Section 3 hereof are herein collectively called the “Offered Securities”), each to be issued under an indenture dated as of February 4, 2019 (the “Indenture”), between the Company and The Bank of New York Mellon, as trustee (the “Trustee”).

The American depositary shares (the “ADSs”) to be issued upon conversion of the Offered Securities are to be issued pursuant to and in accordance with the deposit agreement dated as of September 11, 2018 (the “Deposit Agreement”) among the Company, Deutsche Bank Trust Company Americas, as depositary (the “Depositary”), and all holders from time to time of American depositary receipts (“ADRs”) issued by the Depositary and evidencing ADSs, as supplemented, for the purposes of the Offering, by a deposit agreement for restricted securities to be dated February 4, 2019 between the Company and the Depositary (the “Restricted Issuance Agreement”). The ADSs will be evidenced by ADRs and each ADS will initially represent the right to receive one Class A ordinary share, par value US$0.00025 per share of the Company (the “Ordinary Shares”) deposited pursuant to the Deposit Agreement. The ADSs issuable upon conversion of the Offered Securities shall be hereinafter referred to as the “Underlying ADSs.”

The Offered Securities will be sold without being registered under the United States Securities Act of 1933, as amended (the “Securities Act”), to qualified institutional buyers in compliance with the exemption from registration provided by Rule 144A under the Securities Act (“Rule 144A”) and outside the United States to non-U.S. persons in reliance on Regulation S under the Securities Act (“Regulation S”).

In connection with the sale of the Offered Securities, the Company has prepared a preliminary offering memorandum dated January 29, 2019 (the “Preliminary Offering Memorandum”) and a final offering memorandum dated January 30, 2019 (the “Final Offering Memorandum”) including a description of the terms of the Offered Securities, the terms of the offering and a description of the Company. For purposes of this Agreement, “Additional Written Offering Communication” means any written communication (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or a solicitation of an offer to buy the Offered Securities other than the Preliminary Offering Memorandum or the Final Offering Memorandum, and “Offering Document” means the Preliminary Offering Memorandum together with the Additional Written Offering Communications identified in Schedule II to this Agreement. As used herein, the terms Preliminary Offering Memorandum, Offering Document and Final Offering Memorandum shall include the documents, if any, incorporated by reference therein on the date hereof. The terms “supplement”, “amendment” and “amend” as used herein with respect to the Preliminary Offering Memorandum, the Offering Document, the Final Offering Memorandum or any Additional Written Offering Communication shall include all documents subsequently filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein. The “Applicable Time” means 9:00 p.m. (New York time) on January 30, 2019.

In connection with the offering of the Offered Securities, the Company is separately entering into capped call transactions with one or more of the Purchasers (or affiliates thereof) (the “Capped Call Counterparties”) pursuant to separate capped call confirmations (the “Base Capped Call Confirmations”), each to be dated the date hereof, and in connection with any exercise by the Purchasers of their option to purchase any Optional Securities, the Company and the Capped Call Counterparties may enter into additional capped call transactions pursuant to additional capped call confirmations (the “Additional Capped Call Confirmations” and, together with the Base Capped Call Confirmations, the “Capped Call Confirmations”), each to be dated the date on which the Purchasers exercise their option to purchase the Optional Securities.

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In connection with the offering of the Offered Securities, the Company is also separately entering into zero-strike call option transactions with one or more of the Purchasers (or affiliates thereof) pursuant to separate zero-strike call option confirmations (the “Zero-Strike Call Option Confirmations”), each to be dated on or around the date hereof.

The Company hereby agrees with the several Purchasers as follows:

2.          Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Purchasers that:

(a)          (i) The Offering Document, at the Applicable Time, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (ii) the Final Offering Memorandum, at the Applicable Time, does not, and on each Closing Date (as defined below), as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Offering Document or the Final Offering Memorandum that are based upon information relating to any Purchaser furnished to the Company in writing by such Purchaser through you expressly for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.

(b)          The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Offering Document and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the condition (financial or otherwise), earnings, results of operations, business or prospects of the Company and its Subsidiaries and Affiliated Entities (as defined below), taken as a whole, or on the ability of the Company to carry out its obligations under this Agreement, the Indenture, the Offered Securities, the Deposit Agreement, the Capped Call Confirmations and the Zero-Strike Call Option Confirmations (a “Material Adverse Effect”). The currently effective memorandum and articles of association or other constitutive or organizational documents of the Company comply with the requirements of applicable Cayman Islands law and are in full force and effect.

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(c)          Each of the Company’s direct and indirect subsidiaries (as such term is defined in Rule 405 under the Securities Act, but for the avoidance of any doubt, excluding any non-consolidated joint ventures, associates and their subsidiaries that are not controlled by the Company) has been identified on Schedule III-A hereto (the “Subsidiaries”), and the entities through which the Company conducts its operations in the People’s Republic of China (“PRC”) by way of contractual arrangements and their subsidiaries (the “Affiliated Entities”) have been identified on Schedule III-B hereto. Each of the Subsidiaries and Affiliated Entities has been duly incorporated, is validly existing as a corporation or organization in good standing under the laws of the jurisdiction of its incorporation or organization, has the corporate power and authority to own its property and to conduct its business as described in the Offering Document and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect; all of the Equity Interests of each Subsidiary have been duly and validly authorized and issued, are owned directly or indirectly by the Company, are fully paid and non-assessable (to the extent they have become due and payable under the charter documents of the applicable Subsidiaries) and are free and clear of all material (individually or in aggregate) liens, encumbrances, equities or claims (for purpose of this Agreement, “Equity Interests” shall mean the share capital or equity interest of each Subsidiary owned by the Company, another Subsidiary or another affiliate (as defined in Rule 405 under the Securities Act) of the Company); all of the equity interests in each of the Affiliated Entities have been duly and validly authorized and issued, are fully paid and non-assessable (to the extent they have become due and payable under the charter documents of the applicable Subsidiaries) and are owned as described in the Offering Document, free and clear of all liens, encumbrances, equities or claims (other than the share pledge contemplated under the Corporate Structure Contracts (as defined below)). None of the outstanding share capital or equity interest in any Subsidiary or Affiliated Entity was issued in violation of preemptive or similar rights of any security holder of such Subsidiary or Affiliated Entity. All of the currently effective constitutive or organizational documents of each of the Subsidiaries and Affiliated Entities comply with the requirements of applicable laws of its jurisdiction of incorporation or organization and are in full force and effect.

(d)          Upon issuance and delivery of the Offered Securities in accordance with this Agreement and the Indenture, the Offered Securities will be convertible at the option of the holder thereof into cash, ADSs representing Ordinary Shares or a combination thereof in accordance with the terms of the Offered Securities; the Ordinary Shares underlying the ADSs to be issued upon conversion of the Offered Securities may be freely deposited by the Company with the Depositary against issuance of ADRs evidencing the ADSs; the maximum number of Ordinary Shares issuable upon conversion of the Offered Securities have been duly authorized and reserved and when issued upon conversion of the Offered Securities in accordance with the terms of the Offered Securities, will be validly issued, fully paid and non-assessable and will conform to the description thereof contained in the Offering Document, and the issuance of the Ordinary Shares will not be subject to any preemptive rights of the shareholders of the Company.

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(e)          Except as described in the Offering Document, (i) none of the Company nor any of its Subsidiaries or Affiliated Entities is prohibited, directly or indirectly, from (1) paying any dividends or making any other distributions on its share capital, (2) making or repaying any loan or advance to the Company or any other Subsidiary or Affiliated Entity or (3) transferring any of its properties or assets to the Company or any other Subsidiary or Affiliated Entity; and (ii) all interest, principal, premium, if any, and other payments due or made on the Offered Securities and dividends and other distributions declared and payable on the Underlying ADSs issuable upon conversion thereof (or the Ordinary Shares represented thereby) (1) may be converted into foreign currency that may be freely transferred out of any such entity’s jurisdiction of incorporation or tax residence, without the consent, approval, authorization or order of, or qualification with, any court or governmental agency or body in any such entity’s jurisdiction of incorporation or tax residence; (2) are not and will not be subject to withholding, value added or other taxes under the currently effective laws and regulations of any such entity’s jurisdiction of incorporation or tax residence; and (3) may be made without the necessity of obtaining any consents, approvals, authorizations, orders, registrations, clearances or qualifications of or with any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company, any of the Subsidiaries or the Affiliated Entities or any of their respective properties, assets or operations (each, a “Governmental Entity”).

(f)          The description of the corporate structure of the Company and the various contracts among certain Subsidiaries, the shareholders of the Affiliated Entities and the Affiliated Entities (each a “Corporate Structure Contract” and collectively the “Corporate Structure Contracts”), as the case may be, as set forth in the Offering Document under the captions “Corporate History and Structure” and “Related Party Transactions”, is true and accurate in all material respects and nothing has been omitted from such description which would make it misleading in any material respect. There is no other material agreement, contract or other document relating to the corporate structure or the operation of the Company together with its Subsidiaries and the Affiliated Entities taken as a whole, which has not been previously disclosed or made available to the Purchasers and disclosed in the Offering Document.

(g)          Each Corporate Structure Contract has been duly authorized, executed and delivered by the parties thereto and constitutes a valid and legally binding obligation of the parties thereto, enforceable in accordance with its terms (except as disclosed in the Offering Document), subject, as to the enforcement of remedies, to the effects of (1) bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or similar laws affecting creditors’ rights generally from time to time in effect, (2) general principles of equity (whether considered in a proceeding in equity or at law) and (3) an implied covenant of good faith and fair dealing (collectively, the “Enforcement Limitations”). No consent, approval, authorization, or order of, or filing or registration with, any Governmental Entity is required for the performance of the obligations under any Corporate Structure Contract by the parties thereto, except as already obtained or disclosed in the Offering Document; and no consent, approval, authorization, order, filing or registration that has been obtained is being withdrawn or revoked or is subject to any condition precedent which has not been fulfilled or performed. Except as described in the Offering Document under the heading “Risks Relating to Our Corporate Structure”, the corporate structure of the Company complies with all applicable PRC laws and regulations, and neither the corporate structure of the Company nor any of the Corporate Structure Contracts violates, breaches, contravenes or otherwise conflicts with any applicable PRC laws. There is no legal or governmental proceeding, inquiry or investigation pending against the Company, the Subsidiaries or the Affiliated Entities or shareholders of the Affiliated Entities in any jurisdiction challenging the validity of any of the Corporate Structure Contracts, and to the knowledge of the Company, no such proceeding, inquiry or investigation is threatened in any jurisdiction.

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(h)          The execution, delivery and performance of each Corporate Structure Contract by the parties thereto do not and will not result in a breach or violate any of the terms or provisions of, or constitute a default under, or result in the imposition of any lien, encumbrance, equity or claim upon any property or assets of the Company or any of the Subsidiaries or the Affiliated Entities pursuant to (i) the constitutive or organizational documents of the Company or any of the Subsidiaries or the Affiliated Entities, (ii) any existing statute, rule, regulation or order of any Governmental Entity as currently in effect having jurisdiction over the Company or any of the Subsidiaries or the Affiliated Entities or any of their properties, or any arbitration award, or (iii) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Subsidiaries or any of the Affiliated Entities is a party or by which the Company or any of the Subsidiaries or the Affiliated Entities is bound or to which any of the properties of the Company or any of the Subsidiaries or the Affiliated Entities is subject, except, in the case of (iii), where such breach, violation or default would not individually or in the aggregate have a Material Adverse Effect. Each Corporate Structure Contract is in full force and effect and none of the parties thereto is in breach or default in the performance of any of the terms or provisions of such Corporate Structure Contract. None of the parties to any of the Corporate Structure Contracts has sent or received any communication regarding termination of, or intention not to renew, any of the Corporate Structure Contracts, and to the knowledge of the Company, no such termination or non-renewal has been threatened by any of the parties thereto.

(i)          The Company possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the Affiliated Entities, through certain of its Subsidiaries' rights to exercise the voting rights of the shareholders of the Affiliated Entities.

(j)          This Agreement has been duly authorized, executed and delivered by the Company.

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(k)          The Indenture has been duly authorized; the Offered Securities have been duly authorized; and when the Offered Securities are delivered and paid for by the Purchasers pursuant to this Agreement on each Closing Date (as defined below), the Indenture will have been duly executed and delivered by the Company, such Offered Securities will have been duly executed, issued and delivered and will conform to the description thereof contained in the Offering Document and the Indenture and such Offered Securities will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to the Enforcement Limitations.

(l)          The Capped Call Confirmations have been duly authorized, executed and delivered by the Company and, assuming due execution and delivery thereof by the other parties thereto, are valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to the Enforcement Limitations; the Capped Call Confirmations will conform in all material respects to the descriptions thereof in the Offering Document.

(m)          The Zero-Strike Call Option Confirmations have been duly authorized, executed and delivered by the Company and, assuming due execution and delivery thereof by the other parties thereto, are valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to the Enforcement Limitations; the Zero-Strike Call Option Confirmations will conform in all material respects to the descriptions thereof in the Offering Document.

(n)          The Deposit Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company, enforceable in accordance with its terms, subject to the Enforcement Limitations; the Restricted Issuance Agreement has been duly authorized and when the Offered Securities are delivered and paid for by the Purchasers pursuant to this Agreement on each Closing Date (as defined below), the Restricted Issuance Agreement will have been duly executed and delivered by the Company; and upon issuance by the Depositary of ADRs evidencing Underlying ADSs and the deposit of Ordinary Shares in respect thereof in accordance with the provisions of the Deposit Agreement and Restricted Issuance Agreement, such ADRs will be duly and validly issued and the persons in whose names the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement; and the Deposit Agreement and the ADRs conform in all material respects to the descriptions thereof contained in the Offering Document.

(o)          The authorized share capital of the Company conforms as to legal matters to the description thereof contained the Offering Document.

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(p)          Neither the Company nor any of its Subsidiaries or Affiliated Entities is (i) in breach of or in default under any laws, regulations, rules, orders, decrees, guidelines or notices of its jurisdiction of organization or any other jurisdiction where it operates, (ii) in violation of its constitutive or organizational documents, or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except in the case of (i) and (iii) above, where any such breach or default would not, individually or in aggregate, have a Material Adverse Effect.

(q)          The execution and delivery by the Company of this Agreement, the Indenture, the Capped Call Confirmations, the Zero-Strike Call Option Confirmations and the Restricted Issuance Agreement, the performance by the Company of its obligations under this Agreement, the Indenture, the Offered Securities, the Capped Call Confirmations, the Zero-Strike Call Option Confirmations, the Deposit Agreement and the Restricted Issuance Agreement and the consummation by the Company of the transactions hereunder and thereunder (including the issuance and sale of the Offered Securities), will not contravene any provision of applicable law or the memorandum and articles of incorporation of the Company or any agreement or other instrument binding upon the Company or any of its Subsidiaries or Affiliated Entities that is material to the Company and its Subsidiaries and Affiliated Entities, taken as a whole, or any judgment, order or decree of any Governmental Entity having jurisdiction over the Company or any Subsidiary or Affiliated Entity, and no consent, approval, authorization or order of, or qualification with, any Governmental Entity is required for the performance by the Company of its obligations under this Agreement, the Indenture, the Deposit Agreement, the Restricted Issuance Agreement, the Capped Call Confirmations, the Zero-Strike Call Option Confirmations or the consummation by the Company of the issuance and sale of the Offered Securities, except (i) the Registration Certificate (as defined below) and the filings with NDRC (as defined below) described in subsection (r) below and (ii) such consents, approvals, authorizations, orders, registrations or qualifications as may be required under applicable state Blue Sky securities laws in connection with the purchase and resale of the Offered Securities by each Purchaser.

(r)          The Company (through a PRC Subsidiary) obtained an enterprise foreign debt registration certificate dated January 21, 2019 with a validity period of one year (the “Registration Certificate”) from the National Development and Reform Commission (“NDRC”). Such registration has not been withdrawn and is not subject to any condition which has not been fulfilled or performed, except for the filing by such PRC Subsidiary with NDRC of the requisite information and documents within ten (10) business days in the PRC after the date of issuance of the Offered Securities in accordance with the Circular on Promoting the Reform of the Administrative System on the Issuance by Enterprises of Foreign Debt Filings and Registrations (国家发展改革委关于推进企业发行外债备案登记制管理改革的通知(发改外资 [2015] 2044 号)) (the “NDRC Circular”).

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(s)          The application of the net proceeds from the offering of Offered Securities, as described in the Offering Document, will not (i) contravene any provision of any current and applicable laws or the current constituent documents of the Company or any of its Subsidiaries or Affiliated Entities, (ii) contravene the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument currently binding upon the Company or any of its Subsidiaries or Affiliated Entities, or (iii) contravene or violate the terms or provisions of any order or decree of any Governmental Entity having jurisdiction over the Company or any Subsidiary or Affiliated Entity.

(t)          There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its Subsidiaries and Affiliated Entities, taken as a whole, from that set forth in the Offering Document.

(u)          There are no legal or governmental proceedings pending, or to the knowledge of the Company, threatened, to which the Company or any of its Subsidiaries or Affiliated Entities is a party or to which any of the properties of the Company or any of its Subsidiaries or Affiliated Entities is subject (other than proceedings accurately described in all material respects in the Offering Document and proceedings that would not have a Material Adverse Effect).

(v)         The Company is not, and after giving effect to the offering and sale of the Offered Securities, the application of the proceeds thereof as described in the Offering Document, the Capped Call Confirmations and the Zero-Strike Call Option Confirmations will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(w)          The Company and its Subsidiaries and Affiliated Entities (i) are in compliance with any and all applicable national, provincial, local and foreign laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, have a Material Adverse Effect.

(x)          There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

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(y)          (i) None of the Company or its Subsidiaries or Affiliated Entities or any director or officer thereof, or, to the Company’s knowledge, any of its or their affiliates or employees, or any agent or other representative thereof, is aware of or has taken or will take any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practice Act of 1977, as amended, and the rules of regulations thereunder, the U.K. Bribery Act 2010, as amended, and the rules and regulations thereunder, or any other applicable anti-corruption law in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) (“Government Official”) in order to influence official action, or to any person in violation of any applicable anti-corruption laws; (ii) the Company and its Subsidiaries and Affiliated Entities and its and their affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and since instituting have maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; and (iii) neither the Company nor its Subsidiaries or Affiliated Entities will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(z)          The operations of the Company and its Subsidiaries and Affiliated Entities are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act) and the applicable anti-money laundering statutes of jurisdictions where the Company and its Subsidiaries and Affiliated Entities conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries or Affiliated Entities with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(aa)         (i) None of the Company, any of its Subsidiaries or Affiliated Entities, or any director or officer thereof, or, to the Company’s knowledge, any agent, affiliate, employee or other representative of the Company or any of its Subsidiaries or Affiliated Entities, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:

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(A)         the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State, the United Nations Security Council (“UNSC”), the European Union (“EU”) (including under Council Regulation (EC) No. 194/2008), Her Majesty’s Treasury (“HMT”), the State Secretariat for Economic Affairs, or other relevant sanctions authority (collectively, “Sanctions”), or engaged in any activities sanctionable under the Comprehensive Iran Sanctions, Accountability, and Divestment Act of 2010, the Iran Sanctions Act, the Iran Threat Reduction and Syria Human Rights Act, or any applicable executive order, or

(B)         located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea and Syria).

(ii)        The Company will not, directly or indirectly, use the proceeds of the offering received by the Company, or lend, contribute or otherwise make available such proceeds to any Subsidiary, Affiliated Entity, joint venture partner or other Person:

(A)         to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B)         in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii)       For the past 5 years, the Company and its Subsidiaries and Affiliated Entities have not knowingly engaged in, are not now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(bb)         Subsequent to the respective dates as of which information is given in the Offering Document, (i) the Company and its Subsidiaries and Affiliated Entities have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding share capital, nor declared, paid or otherwise made any dividend or distribution of any kind on its share capital other than ordinary and customary dividends; and (iii) there has not been any material change in the share capital, short-term debt or long-term debt of the Company and its Subsidiaries and Affiliated Entities, except in each case as described in the Offering Document.

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(cc)       The Company and its Subsidiaries and Affiliated Entities have good and marketable title (in fee simple in the case of real property in applicable jurisdictions, and valid land use rights and building ownership certificates in the case of real property in the PRC) to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries and Affiliated Entities taken as a whole, in each case free and clear of all liens, encumbrances and defects except such as are described in the Offering Document or such as do not materially affect the value of such property or interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries and Affiliated Entities; and any real property and buildings held under lease by the Company and its Subsidiaries and Affiliated Entities which are material to the business of the Company and its Subsidiaries and Affiliated Entities taken as a whole are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries and Affiliated Entities, except in each case as described in the Offering Document.

(dd)       The Company and its Subsidiaries and Affiliated Entities own, possess, or have been authorized to use, or can acquire on reasonable terms sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, trade secrets, inventions, technology, know-how and other intellectual property and similar rights, including registrations and applications for registration thereof (collectively, “Intellectual Property Rights”) necessary or material to the conduct of the business as now conducted, and either the expected expiration of any such Intellectual Property Rights would not, individually or in the aggregate, have a Material Adverse Effect or the Company believes it will be able to renew such Intellectual Property Rights on acceptable terms. To the knowledge of the Company, (i) there is no material infringement, misappropriation, breach, default or other violation, or the occurrence of any event that with notice would constitute any of the foregoing, by the Company or its Subsidiaries or Affiliated Entities or third parties of any of the Intellectual Property Rights of the Company or its Subsidiaries or Affiliated Entities; (ii) there is no pending or threatened action, suit, proceeding or claim by others challenging the Company’s or the Subsidiaries’ or Affiliated Entities’ rights in or to, or the violation of any of the terms of, any of their Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; and (iii) there is no pending or threatened action, suit, proceeding or claim by others that the Company or any of its Subsidiaries or Affiliated Entities infringes, misappropriates or otherwise violates or conflicts with any Intellectual Property Rights or other proprietary rights of others and the Company is unaware of any other fact which would form a reasonable basis for any such claim, except in each case covered by clauses (i) to (iii) such as would not, if determined adversely to the Company or its Subsidiaries or Affiliated Entities, individually or in the aggregate, have a Material Adverse Effect.

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(ee)       No material labor dispute with the employees of the Company or any of its Subsidiaries or Affiliated Entities exists, except as described in the Offering Document, or, to the knowledge of the Company, is imminent; and, to the Company’s knowledge, there is no existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could have a Material Adverse Effect.

(ff)         Neither the Company nor any of its Subsidiaries or Affiliated Entities has sent or received any written communication regarding termination of, or intent not to renew, any of the material contracts or agreements specifically referred to or described in the Offering Document, and no such termination or non-renewal has been threatened by the Company, any of its Subsidiaries or Affiliated Entities or, to the Company’s knowledge, any other party to any such contract or agreement.

(gg)       The Company and each of its Subsidiaries and Affiliated Entities are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its Subsidiaries or Affiliated Entities has been refused any insurance coverage sought or applied for; and neither the Company nor any of its Subsidiaries or Affiliated Entities has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except in each case as described in the Offering Document.

(hh)       Except as described in the Offering Document under the heading “We may be adversely affected by the complexity, uncertainties and changes in PRC regulations on internet-related as well as automotive businesses and companies”, (i) the Company and its Subsidiaries and Affiliated Entities possess all licenses, consents, authorizations, approvals, orders, certificates and permits issued by the appropriate national, provincial, local or foreign regulatory authorities necessary to conduct their respective businesses; (ii) neither the Company nor any of its Subsidiaries or Affiliated Entities has received any notice of proceedings relating to the revocation or modification of any such license, consent, authorization, approval, order, certificate or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect; and (iii) the Company and its Subsidiaries and Affiliated Entities are in compliance with the provisions of all such licenses, consents, authorizations, approvals, orders, certificates or permits in all material respects.

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(ii)         Except as described in the Offering Document, the Company and each of its Subsidiaries and Affiliated Entities maintain effective internal control over financial reporting (as defined under Rule 13-a15 and Rule 15d-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) and a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Offering Document, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its Subsidiaries and Affiliated Entities is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

(jj)         The Company is in compliance with all provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”) with which the Company is required to comply.

(kk)         PricewaterhouseCoopers Zhong Tian LLP, who have certified certain financial statements of the Company, are independent public accountants as required by the Securities Act and the rules and regulations of the Commission thereunder and are independent in accordance with the requirements of the U.S. Public Company Accounting Oversight Board.

(ll)         The audited consolidated financial statements (and the notes thereto) of the Company included in the Offering Document fairly present in all material respects the consolidated financial position of the Company as of the dates specified and the consolidated results of operations and changes in the consolidated financial position of the Company for the periods specified, and such financial statements have been prepared in conformity with U.S. GAAP applied on a consistent basis throughout the periods presented (other than as described therein); the summary and selected consolidated financial data included in the Offering Document present fairly the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included therein. The Company is not reviewing or investigating, and neither the Company’s independent auditors nor its internal auditors have recommended that the Company review or investigate, (i) adding to, deleting, changing the application of, or changing the Company’s disclosure with respect to, any of the Company’s material accounting policies, (ii) any matter that could result in a restatement of the Company’s financial statements for any annual or interim period during the current or prior two fiscal years, or (iii) except as disclosed in the Offering Document, any material weakness, change in internal controls or fraud involving management or other employees who have a significant role in internal controls.

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(mm)      The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies” in the Offering Document accurately describes: (i) accounting policies which the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and which require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”); and (ii) judgments and uncertainties affecting the application of Critical Accounting Policies; and the Company’s Board of Directors and management have reviewed and agreed with the selection, application and disclosure of Critical Accounting Policies and have consulted with its legal counsel and independent public accountants with regard to such disclosure.

(nn)       The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Offering Document and fairly describes: (i) all material trends, demands, commitments, events, uncertainties and risks, and the potential effects thereof, that the Company believes would materially affect liquidity and are reasonably likely to occur; and (ii) all off-balance sheet transactions, arrangements, and obligations, including, without limitation, relationships with unconsolidated entities that are contractually limited to narrow activities that facilitate the transfer of or access to assets by the Company or any of its Subsidiaries or Affiliated Entities, such as structured finance entities and special purpose entities (collectively, “off-balance sheet arrangements”) that are reasonably likely to have a material effect on the liquidity of the Company and its Subsidiaries and Affiliated Entities taken as a whole or the availability thereof or the requirements of the Company or any of its Subsidiaries or Affiliated Entities for capital resources.

(oo)       The statements in the Offering Document under the headings “Offering Summary,” “Risk Factors,” “Description of the Notes”, “Enforceability of Civil Liabilities,” “Corporate History and Structure,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Regulation,” “Management”, “Related Party Transactions,” “Description of Share Capital,” “Description of American Depositary Shares,” “Description of Capped Call Transactions”, “Description of Zero-Strike Call Option Transactions”, “Taxation” and “Plan of Distribution,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such matters described therein in all material respects.

(pp)       Any statistical and market-related data included in the Offering Document are based on or derived from sources that the Company reasonably believes to be reliable and accurate and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

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(qq)       Neither the Company nor any of its Subsidiaries, Affiliated Entities or, to the knowledge of the Company, any of its affiliates has taken, directly or indirectly, any action which was designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(rr)         Except as disclosed in the Offering Document, the Company and each of its Subsidiaries and Affiliated Entities have filed all national, provincial, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, have a Material Adverse Effect) and have paid all taxes required to be paid through the date of this Agreement (except for cases in which the failure to pay would not have a Material Adverse Effect, or, except as currently being contested in good faith and for which adequate reserves required by U.S. GAAP have been created in the financial statements of the Company), and no tax deficiency has been, or could reasonably expected to be, determined adversely to the Company or any of its Subsidiaries or Affiliated Entities which has had (nor does the Company nor any of its Subsidiaries or Affiliated Entities have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its Subsidiaries or Affiliated Entities and which could reasonably be expected to have) a Material Adverse Effect.

(ss)       The Company has not distributed and, prior to the later of the Firm Closing Date or any Optional Closing Date and the completion of the distribution of the Offered Securities will not distribute, any offering material in connection with the offering and sale of the Offered Securities other than the Offering Document and the documents listed on Schedule II hereto.

(tt)         Except as described in the Offering Document, none of the Company or any of its Subsidiaries or Affiliated Entities is engaged in any material transactions with its directors, officers, management, shareholders, or any other affiliate, including any person who formerly held a position as a director, officer and/or shareholder.

(uu)       There are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Purchaser for a brokerage commission, finder’s fee or other similar payment in connection with the issuance and sale of the Offered Securities.

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(vv)       The Company is aware of and has been advised as to, the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the China Securities Regulatory Commission (“CSRC”) and the State Administration of Foreign Exchange of the PRC on August 8, 2006 (as amended, together with any official clarification, guidance, interpretation or implementation rules related thereto, the “M&A Rules”), in particular the relevant provisions thereof which purport to require offshore special purpose vehicles, or SPVs, formed for listing purposes and controlled directly or indirectly by PRC companies or individuals, to obtain the approval of the CSRC prior to the listing and trading of their securities on an overseas stock exchange; the Company has received legal advice specifically with respect to the M&A Rules from its PRC counsel and the Company understands such legal advice; and the Company has fully communicated all relevant portions of such legal advice from its PRC counsel to each of its directors and each director has confirmed that he or she understands such legal advice; the Company and each director of the Company understand the potential personal liability to which each director of the Company and the executive officers of the Company may be subject in the event that the offering and sales of the Offered Securities as contemplated in this Agreement or the listing and trading of the Underlying ADSs on the New York Stock Exchange upon conversion of the Offered Securities were deemed not to be in compliance with the M&A Rules.

(ww)      The issuance and sale of the Offered Securities, the listing and trading of the Underlying ADSs on the New York Stock Exchange upon conversion of the Offered Securities and the consummation of the transactions contemplated by this Agreement, the Indenture, the Deposit Agreement, the Restricted Issuance Agreement, the Offered Securities, the Capped Call Confirmations and the Zero-Strike Call Option Confirmations are not and will not be at the Firm Closing Date or any Optional Closing Date adversely affected by the M&A Rules.

(xx)        Except as described in the Offering Document, each of the Company and its Subsidiaries that were incorporated outside of the PRC has taken, or is in the process of taking, reasonable steps to comply with, and to request each of its shareholders, option holders, directors, officers, employees and participants in the directed share program in the Company’s initial public offering that, to the knowledge of the Company, is, or is directly or indirectly owned or controlled by, a PRC resident or PRC citizen to comply with any applicable rules and regulations of the relevant PRC government agencies (including but not limited to the Ministry of Commerce, the NDRC and the State Administration of Foreign Exchange) relating to overseas investment by PRC residents and citizens or the repatriation of the proceeds from overseas offering and listing by offshore special purpose vehicles controlled directly or indirectly by PRC companies and individuals, such as the Company (the “PRC Overseas Investment and Listing Regulations”), including without limitation, requesting each shareholder, option holder, director, officer, employee and directed share participant that, to the knowledge of the Company, is, or is directly or indirectly owned or controlled by, a PRC resident or citizen to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations.

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(yy)       Except as described in the Offering Document, the Company has taken all reasonable steps to comply with, and to request all of the Company’s shareholders and prior holders who, to the knowledge of the Company, are PRC residents or PRC citizens to comply with respect to their shareholding in the Company with any applicable rules and regulations of the State Administration of Foreign Exchange (the “SAFE Rules and Regulations”), including without limitation, taking reasonable steps to require each of its shareholders and option holders that, to the knowledge of the Company, is, or is directly or indirectly owned or controlled by, a PRC resident or PRC citizen to complete any registration and other procedures required under applicable SAFE Rules and Regulations.

(zz)         Except as disclosed in the Offering Document, no stamp, documentary, issuance, registration, transfer, withholding, capital gains, income or other taxes or duties are payable by or on behalf of the Purchasers, the Company or any of its Subsidiaries in the Cayman Islands, the PRC, any other jurisdiction in which the Company is organized, incorporated, engaged in business for tax purposes or is otherwise resident for tax purposes, any jurisdiction from or through which a payment is made by or on behalf of the Company or any political subdivision thereof or therein having the authority to tax (each, a “Relevant Taxing Jurisdiction”), in connection with (i) the execution, delivery or consummation of, or consummation of the transactions contemplated by, this Agreement, the Indenture, the Deposit Agreement, the Restricted Issuance Agreement, the Capped Call Confirmations or the Zero-Strike Call Option Confirmations, (ii) the creation, allotment and issuance of the Ordinary Shares represented by the Underlying ADSs to be issued upon conversion of the Offered Securities, (iii) the deposit with the Depositary of the Ordinary Shares represented by the Underlying ADSs by the Company against the issuance of ADRs evidencing the Underlying ADSs, (iv) the issuance and delivery of the Underlying ADSs, when issued by the Company upon conversion of the Offered Securities, (v) the issuance, sale and delivery of the Offered Securities to or for the respective accounts of the Purchasers, or (vi) the resale and delivery of the Offered Securities by the Purchasers in the manner contemplated herein.

(aaa)      Based upon an analysis of the Company’s income and assets in respect of the 2018 taxable year, the Company does not believe that it was a “passive foreign investment company” (“PFIC”) for U.S. federal income tax purposes for its taxable year ended December 31, 2018, and does not anticipate becoming a PFIC for its current taxable year or the foreseeable future.

(bbb)     It is not necessary under the laws of the Cayman Islands (i) to enable the Purchasers to enforce their rights under this Agreement or to enable any holder of Offered Securities to enforce their respective rights thereunder, provided that they are not otherwise engaged in business in the Cayman Islands, or (ii) solely by reason of the execution, delivery or consummation of this Agreement, for any of the Purchasers or any holder of Offered Securities to be qualified or entitled to carry out business in the Cayman Islands.

(ccc)     Under the laws of the Cayman Islands, each holder of ADRs evidencing Underlying ADSs issued upon conversion of the Offered Securities pursuant to the Deposit Agreement shall be entitled, subject to the Deposit Agreement, to seek enforcement of its rights through the Depositary or its nominee registered as representative of the holders of the ADRs in a direct suit, action or proceeding against the Company.

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(ddd)     Each of this Agreement, the Indenture, the Deposit Agreement, the Offered Securities, the Capped Call Confirmations, the Zero-Strike Call Option Confirmations and the Restricted Issuance Agreement is in the form required under the laws of the Cayman Islands for the enforcement thereof against the Company; and to ensure the legality, validity, enforceability or admissibility into evidence in Cayman Islands of this Agreement, the Indenture, the Deposit Agreement, the Offered Securities, the Capped Call Confirmations, the Zero-Strike Call Option Confirmations and the Restricted Issuance Agreement, it is not necessary that this Agreement, the Indenture, the Deposit Agreement, the Offered Securities, the Capped Call Confirmations, the Zero-Strike Call Option Confirmations or the Restricted Issuance Agreement be filed or recorded with any court or other authority in the Cayman Islands or that any stamp or similar tax in the Cayman Islands be paid on or in respect of this Agreement, the Indenture, the Deposit Agreement, the Offered Securities, the Capped Call Confirmations, the Zero-Strike Call Option Confirmations or the Restricted Issuance Agreement or any other documents to be furnished hereunder, except for nominal stamp duty if the documents are executed in or brought into the Cayman Islands.

(eee)     The Company is a “foreign private issuer” as defined in Rule 405 of the Securities Act.

(fff)        Except as described under the section “Enforceability of Civil Liabilities” in the Offering Document, the courts of the Cayman Islands and the PRC would recognize as a valid judgment any final monetary judgment obtained against the Company in the courts of the State of New York.

(ggg)     Neither the Company nor any of its Subsidiaries or Affiliated Entities nor any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of the Cayman Islands or the PRC. The irrevocable and unconditional waiver and agreement of the Company contained in Section 18(a) not to plead or claim any such immunity in any legal action, suit or proceeding based on this Agreement is valid and binding under the laws of the Cayman Islands and the PRC.

(hhh)     The choice of law of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of the Cayman Islands, and the PRC and will be honored by the courts of the Cayman Islands and the PRC. The Company has the power to submit, and pursuant to Section 18(a) has, to the extent permitted by law, legally, validly, effectively and irrevocably submitted, to the jurisdiction of the Specified Courts (as defined in Section 18(a)), and has the power to designate, appoint and empower, and pursuant to Section 18(b), has legally, validly and effectively designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising under this Agreement in any of the Specified Courts.

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(iii)        No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Offering Document has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(jjj)        The Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and timely files reports with the Commission on the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system.

(kkk)      No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Offered Securities are listed on any national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

(lll)        Assuming the accuracy of the representations and warranties of the Purchasers contained herein, (i) the offer and sale of the Offered Securities by the Company to the several Purchasers in the manner contemplated by this Agreement will be exempt from the registration requirements of the Securities Act, and (ii) it is not necessary to qualify an indenture in respect of the Offered Securities under the United States Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

(mmm)   Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf (i) has, within the six-month period prior to the date hereof, offered or sold in the United States or to any U.S. person (as such terms are defined in Regulation S under the Securities Act) the Offered Securities or any security of the same class or series as the Offered Securities or (ii) has offered or will offer or sell the Offered Securities (A) in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or (B) with respect to any securities sold in reliance on Rule 903 of Regulation S, by means of any directed selling efforts within the meaning of Rule 902(c) of Regulation S. The Company has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for this Agreement.

(nnn)     Except as described in the Offering Document, for the period from December 1, 2018 to January 25, 2019 there have not been any decreases, as compared with the corresponding period in the preceding year, in revenues.

3.          Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Purchasers, and each Purchaser, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company at a purchase price of 98.5% of the principal amount thereof (the “Purchase Price”) the principal amount of Firm Securities set forth opposite the name of such Purchaser in Schedule I hereto.

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The Company will deliver against payment of the purchase price the Firm Securities in the form of one or more permanent global securities in definitive form (the “Firm Global Securities”) deposited with the Trustee as custodian for The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee for DTC. Payment for the Firm Securities shall be made by the Purchasers in Federal (same day) funds by official check or checks or wire transfer to an account at a bank acceptable to the Representatives at the office of Latham & Watkins LLP at 9:00 a.m. (New York time), on February 4, 2019, or at such other time not later than seven full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the “Firm Closing Date”, against delivery to the Trustee as custodian for DTC of the Firm Global Securities representing all of the Firm Securities. The Firm Global Securities will be made available for checking at the office of Latham & Watkins LLP at least 24 hours prior to the Firm Closing Date.

In addition, upon written notice from the Representatives given to the Company from time to time not more than 30 days subsequent to the date of this Agreement, the Purchasers may purchase all or less than all of the Optional Securities at the Purchase Price. The Company agrees to sell to the Purchasers the principal amount of Optional Securities specified in such notice and the Purchasers agree, severally and not jointly to purchase such Optional Securities. Such Optional Securities shall be purchased from the Company for the account of each Purchaser in the same proportion as the principal amount of Firm Securities set forth opposite such Purchaser's name in Schedule I hereto bears to the total principal amount of Firm Securities (subject to adjustment by the Representatives to eliminate fractions). No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representatives to the Company.

Each time of delivery and payment for the Optional Securities, being herein referred to as the “Optional Closing Date”, which may be the Firm Closing Date (the Firm Closing Date and each Optional Closing Date, if any, being herein referred to as a “Closing Date”), shall be determined by the Representatives on behalf of the several Purchasers but shall not be later than seven full business days after written notice of election to purchase Optional Securities is given.

The Company will deliver against payment of the purchase price the Optional Securities being purchased on each Optional Closing Date in the form of one or more definitive global securities in definitive form (each, an “Optional Global Security”) deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co., as nominee for DTC. Payment for such Optional Securities shall be made by the Purchasers in Federal (same day) funds by official check or checks or wire transfer to an account at a bank acceptable to the Representatives at the office of Latham &Watkins LLP, against delivery to the Trustee as custodian for DTC of the Optional Global Securities representing all of the Optional Securities being purchased on such Optional Closing Date.

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The Company hereby agrees that, without the prior written consent of the Representatives on behalf of the Purchasers, it will not, during the period ending 90 days after the date of the Offering Document (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any ADSs or Ordinary Shares beneficially owned (as such term is used in Rule 13d-3 of the Exchange Act) or any other securities so owned convertible into or exercisable or exchangeable for ADSs or Ordinary Shares or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the ADSs or Ordinary Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of ADSs, Ordinary Shares or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any ADSs or Ordinary Shares or any securities convertible into or exercisable or exchangeable for ADSs or Ordinary Shares.

The restrictions contained in the preceding paragraph shall not apply to (a) the Offered Securities to be sold hereunder or the Underlying ADSs to be issued upon conversion thereof and the Ordinary Shares represented thereby, (b) the entry into, and performance of the obligations under, the Capped Call Confirmations, (c) the issuance by the Company of ADSs or Ordinary Shares upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and which is described in the Offering Document or (d) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of ADSs or Ordinary Shares, provided that (i) such plan does not provide for the transfer of ADSs or Ordinary Shares during the Restricted Period and (ii) no public announcement or filing under the Exchange Act is required of or voluntarily made by or on behalf of the Company regarding the establishment of such plan.

4.          Representations by Purchasers; Resale by Purchasers.

(a)          Each Purchaser severally represents and warrants to the Company that it is a qualified institutional buyer as defined in Rule 144A (“Rule 144A”) and an institutional “accredited investor” within the meaning of Rule 501(a) of Regulation D under the Securities Act.

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(b)          Each Purchaser severally acknowledges that the Offered Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act. Each Purchaser severally represents and agrees that it has offered and sold the Offered Securities and will offer and sell the Offered Securities (i) as part of their distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the latest Closing Date, only in accordance with Rule 144A or Rule 903 under the Securities Act. Accordingly, neither such Purchaser nor its affiliates, nor any persons acting on its or their behalf, have engaged or will engage in any directed selling efforts with respect to the Offered Securities, and such Purchaser, its affiliates and all persons acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S. Each Purchaser severally agrees that, at or prior to confirmation of sale of the Offered Securities, other than a sale pursuant to Rule 144A, such Purchaser will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases the Offered Securities from it during the restricted period a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the date of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meanings given to them by Regulation S.”

Terms used in this subsection (b) have the meanings given to them by Regulation S.

(c)          Each Purchaser severally agrees that it and each of its affiliates has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for any such arrangements with the other Purchasers or affiliates of the other Purchasers or with the prior written consent of the Company.

(d)          Each Purchaser severally agrees, with respect to resales made in reliance on Rule 144A of any of the Offered Securities, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Offered Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.

5.          Conditions to the Purchasers’ Obligations. The obligations of the Company to sell the Offered Securities to the Purchasers and the several obligations of the Purchasers to purchase and pay for the Offered Securities on a Closing Date are subject to the following conditions:

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(a)          Subsequent to the execution and delivery of this Agreement and prior to the Closing Date there shall not have occurred (i) any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its Subsidiaries and Affiliated Entities, taken as a whole, from that set forth in the Preliminary Offering Memorandum that, in the judgment of the Representatives, is material and adverse and that makes it, in the judgment of the Representatives, impracticable to market the Offered Securities on the terms and in the manner contemplated in the Offering Document or (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (registered under Section 15E of the Exchange Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company has been placed on negative outlook.

(b)          The Purchasers shall have received on the Firm Closing Date a certificate, dated the Firm Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(a) and Section 5(p) and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Firm Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Firm Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c)          The Purchasers shall have received on the Firm Closing Date an opinion and negative assurance letter of Skadden, Arps, Slate, Meagher & Flom LLP, U.S. counsel for the Company, dated the Firm Closing Date, in form and substance reasonably satisfactory to the Purchasers.

(d)          The Purchasers shall have received on the Firm Closing Date an opinion of Maples and Calder (Hong Kong) LLP, Cayman Islands counsel for the Company, dated the Firm Closing Date, in form and substance reasonably satisfactory to the Purchasers.

(e)          The Purchasers shall have received on the Firm Closing Date an opinion of Han Kun Law Offices, PRC counsel for the Company, dated the Firm Closing Date, in form and substance reasonably satisfactory to the Purchasers.

(f)          The Purchasers shall have received on the Firm Closing Date an opinion of Miao & Co (in Association with Han Kun Law Offices), Hong Kong counsel for NIO Nextev Limited, NIO User Enterprise Limited, XPT Limited, NIO Power Express Limited, NIO SPORT LIMITED and XPT Technology Limited, dated the Firm Closing Date, in form and substance reasonably satisfactory to the Purchasers.

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(g)          The Purchasers shall have received on the Firm Closing Date an opinion of Fenwick & West LLP, U.S. counsel for NIO USA, Inc. and XPT Inc., dated the Firm Closing Date, in form and substance reasonably satisfactory to the Purchasers.

(h)          The Purchasers shall have received on the Firm Closing Date an opinion of Bristows LLP, U.K. counsel for NIO NEXTEV (UK) LIMITED, dated the Closing Date, in form and substance reasonably satisfactory to the Purchasers.

(i)          The Purchasers shall have received on the Firm Closing Date an opinion of Orrick, Herrington & Sutcliffe LLP, German counsel for NIO GmbH, dated the Firm Closing Date, in form and substance reasonably satisfactory to the Purchasers.

The opinions of counsel for the Company (except for the opinion of PRC counsel for the Company) described above shall be rendered to the Purchasers at the request of the Company, and shall so state therein.

(j)          The Purchasers shall have received on the Firm Closing Date an opinion and negative assurance letter of Latham & Watkins LLP, U.S. counsel for the Purchasers, dated the Firm Closing Date, in form and substance satisfactory to the Purchasers.

(k)          The Purchasers shall have received on the Firm Closing Date an opinion of Commerce & Finance Law Offices, PRC counsel for the Purchasers, dated the Firm Closing Date, in form and substance satisfactory to the Purchasers.

(l)          The Purchasers shall have received on the Firm Closing Date an opinion of White & Case LLP, counsel to the Depositary, dated the Firm Closing Date, in form and substance reasonably satisfactory to the Purchasers.

(m)          The Purchasers shall have received, on each of the date hereof and the Firm Closing Date, a letter dated the date hereof or the Firm Closing Date, as the case may be, in form and substance satisfactory to the Purchasers, from PricewaterhouseCoopers Zhong Tian LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to initial purchasers with respect to the financial statements and certain financial information contained in the Offering Document; provided that the letter delivered on the Firm Closing Date shall use a “cut-off date” not earlier than the date hereof.

(n)          The “lock-up” agreements, each substantially in the form of Exhibit A-1 or A-2 hereto, as applicable, between the Company, the Representatives and the persons listed on Exhibit B hereto relating to sales and certain other dispositions of ADSs, Ordinary Shares or certain other securities, delivered to the Representatives on or before the date hereof, shall be in full force and effect on the Closing Date.

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(o)          The several obligations of the Purchasers to purchase Optional Securities hereunder are subject to the delivery to the Representatives on the applicable Optional Closing Date of the following:

(i)          a certificate, dated the Optional Closing Date and signed by an executive officer of the Company, confirming that the certificate delivered on the Closing Date pursuant to Section 5(b) hereof remains true and correct as of such Optional Closing Date;

(ii)         an opinion and negative assurance letter Skadden, Arps, Slate, Meagher & Flom LLP, U.S. counsel for the Company, dated the Optional Closing Date, relating to the Optional Securities to be purchased on such Optional Closing Date and otherwise to the same effect as the opinion required by Section 5(c) hereof;

(iii)        an opinion of Maples and Calder (Hong Kong) LLP, Cayman Islands counsel for the Company, dated the Optional Closing Date, relating to the Optional Securities to be purchased on such Optional Closing Date and otherwise to the same effect as the opinion required by Section 5(d) hereof;

(iv)        an opinion of Han Kun Law Offices, PRC counsel for the Company, dated the Optional Closing Date, relating to the Optional Securities to be purchased on such Optional Closing Date and otherwise to the same effect as the opinion required by Section 5(e) hereof;

(v)         an opinion of Miao & Co (in Association with Han Kun Law Offices), Hong Kong counsel for NIO Nextev Limited, NIO User Enterprise Limited, XPT Limited, NIO Power Express Limited, NIO SPORT LIMITED and XPT Technology Limited, dated the Optional Closing Date, relating to the Optional Securities to be purchased on such Optional Closing Date and otherwise to the same effect as the opinion required by Section 5(f) hereof;

(vi)        an opinion of Fenwick & West LLP, U.S. counsel for NIO USA, Inc. and XPT Inc., dated the Optional Closing Date, relating to the Optional Securities to be purchased on such Optional Closing Date and otherwise to the same effect as the opinion required by Section 5(g) hereof;

(vii)       an opinion of Bristows LLP, U.K. counsel for NIO NEXTEV (UK) LIMITED, relating to the Optional Securities to be purchased on such Optional Closing Date and otherwise to the same effect as the opinion required by Section 5(h) hereof;

(viii)      an opinion of Orrick, Herrington & Sutcliffe LLP, German counsel for NIO GmbH, relating to the Optional Securities to be purchased on such Optional Closing Date and otherwise to the same effect as the opinion required by Section 5(i) hereof;

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(ix)         an opinion and negative assurance letter of Latham & Watkins LLP, U.S. counsel for the Purchasers, dated the Optional Closing Date, relating to the Optional Securities to be purchased on such Optional Closing Date and otherwise to the same effect as the opinion required by Section 5(j) hereof;

(x)          an opinion of Commerce & Finance Law Offices, PRC counsel for the Purchasers, dated the Optional Closing Date, relating to the Optional Securities to be purchased on such Optional Closing Date and otherwise to the same effect as the opinion required by Section 5(k) hereof;

(xi)         an opinion of White & Case LLP, counsel to the Depositary, dated the Optional Closing Date, relating to the Optional Securities to be purchased on such Optional Closing Date and otherwise to the same effect as the opinion required by Section 5(l) hereof;

(xii)        a letter dated the Optional Closing Date, in form and substance satisfactory to the Purchasers, from PricewaterhouseCoopers Zhong Tian LLP, independent public accountants, substantially in the same form and substance as the letter furnished to the Purchasers pursuant to Section 5(m) hereof; provided that the letter delivered on the Optional Closing Date shall use a “cut-off date” not earlier than three business days prior to such Optional Closing Date; and

(xiii)       such other documents as the Representatives may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Optional Securities to be sold on such Optional Closing Date and other matters related to the issuance of such Optional Securities.

(p)          There shall not have been any adverse legislative or regulatory developments in the PRC following the signing of this Agreement, which in the Representatives’ sole judgment in good faith after consultation with the Company, would make it inadvisable or impractical to proceed with the offering or the delivery of the Offered Securities at the Firm Closing Date or any Optional Closing Date, as the case may be, on the terms and in the manner contemplated in this Agreement.

(q)          The Deposit Agreement shall be in full force and effect on the Firm Closing Date or any Optional Closing Date, as the case may be.

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(r)          The Company and the Depositary shall have executed the Restricted Issuance Agreement in form and substance satisfactory to the Purchasers (i) providing for the issuance of Underlying ADSs in book-entry form but subject to restrictive legends upon conversion of the Offered Securities in the circumstances described under “Transfer Restrictions” in the Offering Document and (ii) setting forth the procedures by which the Company will remove such restrictive legends within the applicable time period described under “Transfer Restrictions” in the Offering Document.

(s)          The Company shall have executed and delivered the Capped Call Confirmations and the Zero-Strike Call Option Confirmations, in form and substance reasonably satisfactory to the Representative, the Capped Call Confirmations and the Zero-Strike Call Option Confirmations shall be in full force and effect, and the Company shall not be in breach or default thereunder.

(t)          At or prior to the Closing Date and each Optional Closing Date, the Offered Securities shall be eligible for clearance and settlement through the facilities of the DTC.

(u)          On the Closing Date or Optional Closing Date, as the case may be, the Representatives and counsel for the Purchasers shall have received such information, documents, certificates and opinions as they may reasonably require for the purposes of enabling them to pass upon the accuracy and completeness of any statement in the Offering Document, issuance and sale of the Offered Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

6.          Covenants of the Company. The Company covenants with each Purchaser as follows:

(a)          Before finalizing the Offering Document, to furnish to the Representatives a copy of the proposed Offering Memorandum and not to distribute any such proposed Offering Document to which the Representatives reasonably object.

(b)          Before amending or supplementing the Offering Document or the Final Offering Memorandum at any time prior to the completion of the initial offering by the Purchasers, to furnish to the Representatives a copy of the proposed amendment or supplement and not to distribute any such proposed amendment or supplement to which the Representatives reasonably object.

(c)          Not to distribute prior to the later of the Firm Closing Date or any Optional Closing Date and the completion of the distribution of the Offered Securities any offering material in connection with the offering and sale of the Offered Securities other than the Offering Document and the Final Offering Memorandum.

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(d)          If, during such period after the date hereof and prior to the date on which all of the Offered Securities shall have been sold by the Purchasers, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Final Offering Memorandum in order to make the statements therein, in the light of the circumstances when the Final Offering Memorandum is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Purchasers, it is necessary to amend or supplement the Final Offering Memorandum to comply with applicable law, forthwith to prepare and submit, subject to Section 6(b), at the Company’s own expense, to the Purchasers, either amendments or supplements to the Final Offering Memorandum so that the statements in the Final Offering Memorandum as so amended or supplemented will not, in the light of the circumstances when the Final Offering Memorandum is delivered to a purchaser, be misleading or so that the Final Offering Memorandum, as amended or supplemented, will comply with applicable law.

(e)          To furnish to the Representatives, without charge, as many copies of the Offering Document and the Final Offering Memorandum and any amendments and supplements thereto (other than, in each case, any documents available on the Commission’s EDGAR system) as soon as available as the Representatives may reasonably request. At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act and is not exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, to promptly furnish or cause to be furnished to the Representatives (and, upon request, to each of the other Purchasers) and, upon request of holders and prospective purchasers of the Offered Securities, to such holders and purchasers, copies of the information required to be delivered to holders and prospective purchasers of the Offered Securities pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Offered Securities; the Company will pay the expenses of printing and distributing to the Purchasers all such documents.

(f)          To give the Representatives notice of its intention to make any filing pursuant to the Exchange Act prior to or on the later of the Firm Closing Date or any Optional Closing Date and to furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing, and not to file or use any such document to which the Representatives or counsel for the Purchasers shall reasonably object.

(g)          Not to (and to cause its Subsidiaries and Affiliated Entities not to) take, directly or indirectly, any action which is designed to or which constitutes or which would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company or facilitate the sale or resale of the Offered Securities.

(h)         To endeavor to qualify the Offered Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request.

(i)          To assist the Purchasers in arranging for the Offered Securities to be eligible for clearance and settlement through DTC.

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(j)          During the period of one year after the later of the Firm Closing Date and the last Optional Closing Date, to, upon request, furnish to the Representatives, each of the other Purchasers and any holder of Offered Securities a copy of the restrictions on transfer applicable to the Offered Securities.

(k)          During the period of one year after the later of the Firm Closing Date and the last Optional Closing Date, not to, and not to permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Offered Securities that have been reacquired by any of them, except for Offered Securities purchased by the Company or any of its affiliates and resold in a transaction registered under the Securities Act.

(l)          During the period of two years after the later of the Firm Closing Date and the last Optional Closing Date, not to be or become, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

(m)         In connection with the offering, until the Representatives shall have notified the Company and the other Purchasers of the completion of the resale of the Offered Securities, not to, and not to permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest any Offered Securities or attempt to induce any person to purchase any Offered Securities; and not to, and not to permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Offered Securities.

(n)         To use the net proceeds received by it from the sale of the Offered Securities pursuant to this Agreement in the manner specified in the Offering Document under the caption “Use of Proceeds” and in compliance with any applicable laws, rules and regulations of any governmental body, agency or court having jurisdiction over the Company or any Subsidiary or Affiliated Entity; to not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, Affiliated Entity joint venture partner or other Person to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions, or in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise); and to maintain and implement adequate internal controls and procedures to monitor and audit transactions that are reasonably designed to detect and prevent any use of the proceeds from the offering of the Offered Securities contemplated hereby that is inconsistent with any of the Company’s representations and obligations under the preceding sentence.

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(o)          Not to facilitate any shareholder’s conversion of Ordinary Shares to ADSs during the Restricted Period and not to release the Depositary from the obligations set forth in, or otherwise amend, terminate or fail to enforce, the Depositary Agreement without the prior written consent of the Representatives. The Company shall at all times maintain transfer restrictions with respect to the ADSs and Ordinary Shares that are subject to transfer restrictions pursuant to this Agreement and the “lock-up” agreements referred to in Section 5(n) and shall ensure compliance with such restrictions on transfer of restricted ADSs and Ordinary Shares. The Company shall retain all share certificates that are by their terms subject to transfer restrictions until such time as such transfer restrictions are no longer applicable to such securities.

(p)          To pay, and indemnify and hold the Purchasers harmless against, any stamp, issue, registration, documentary, sales, transfer or other similar taxes or duties, including any interest and penalties, imposed under the laws of any Relevant Taxing Jurisdiction that is payable in connection with (i) the execution, delivery, consummation or enforcement of, and the consummation of the transactions contemplated by, this Agreement, the Deposit Agreement, the Restricted Issuance Agreement, the Indenture, the Capped Call Confirmations or the Zero-Strike Call Option Confirmations, (ii) the creation, allotment and issuance of the Ordinary Shares represented by the Underlying ADSs to be issued upon conversion of the Offered Securities, (iii) the deposit with the Depositary of the Ordinary Shares represented by the Underlying ADSs by the Company against the issuance of ADRs evidencing the Underlying ADSs, (iv) the issuance and delivery of the Underlying ADSs, when issued by the Company upon conversion of the Offered Securities, (v) the issuance, sale and delivery of the Offered Securities to or for the respective accounts of the Purchasers, or (iv) the resale and delivery of the Offered Securities by the Purchasers in the manner contemplated herein.

(q)          (i) To not attempt to avoid any judgment in connection with this Agreement obtained by it, applied to it, or denied to it in a court of competent jurisdiction outside the Cayman Islands; (ii) following the consummation of the offering, to use its best efforts to obtain and maintain all approvals required in the Cayman Islands to pay and remit outside the Cayman Islands all interest, principal, premium, if any, and other payments due or made on the Offered Securities and dividends and other distributions declared by the Company and payable on the Underlying ADSs issuable upon conversion thereof (or on the Ordinary Shares represented thereby); and (iii) to use its best efforts to obtain and maintain all approvals, if any, required in the Cayman Islands for the Company to acquire sufficient foreign exchange for the payment of dividends and all other relevant purposes.

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(r)          To comply with the PRC Overseas Investment and Listing Regulations in all material aspects, and to use its reasonable efforts to request holders of its Ordinary Shares that, to the knowledge of the Company, are, or that are directly or indirectly owned or controlled by, Chinese residents or Chinese citizens, to comply with the PRC Overseas Investment and Listing Regulations applicable to them, including, without limitation, requesting each such shareholder to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations (including any applicable rules and regulations of the SAFE).

(s)          To obtain all authorizations relating to (i) the issuance of the Offered Securities and (ii) the remittance of the proceeds received by the Company from the offering of the Offered Securities to any entity organized in the PRC, and (iii) the use of such proceeds by any entity organized in the PRC, including but not limited to the filing by a PRC Subsidiary of the Company with NDRC of the requisite information and documents within ten (10) business days after the date of issuance of the Offered Securities in accordance with the NDRC Circular.

(t)          To reserve and keep available at all times, free of pre-emptive rights, Underlying ADSs and the Ordinary Shares represented thereby for the purpose of enabling the Company to satisfy all obligations to issue the Underlying ADSs upon conversion of the Offered Securities; and to use its best efforts to have the Underlying ADSs accepted for listing on the New York Stock Exchange and maintain the listing of the Underlying ADSs on the New York Stock Exchange.

(u)          Upon request of any Purchaser, to furnish, or cause to be furnished, to such Purchaser an electronic version of the Company’s trademarks, service marks and corporate logo for use on the website, if any, operated by such Purchaser, solely for the purpose of facilitating the offering of the Offered Securities.

(v)         That all sums payable by the Company under this Agreement shall be paid free and clear of and without deductions or withholdings for or on account of any present or future taxes, duties or governmental charges whatsoever, unless the deduction or withholding is required by law, in which case the Company shall pay such additional amounts as will result in the receipt by each Purchaser of the full amount that would have been received had no deduction or withholding been made; except that no additional amounts shall be payable in respect of (i) any reasonable taxes that would not have been imposed but for a present or former connection between the recipient of such payment and the applicable taxing jurisdiction other than a connection arising solely from such recipient having executed, delivered or performed its obligations, or received a payment, under this Agreement or from the enforcement of this Agreement or (ii) any taxes that would not have been imposed but for the failure of the recipient of such payment to use reasonable efforts to comply, upon commercially reasonable request by the Company, with any certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with the taxing jurisdiction of the recipient if such compliance is required or imposed by law as a precondition to an exemption from, or reduction in, such taxes.

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(w)          That all sums payable to a Purchaser shall be exclusive of and shall be paid free and clear of and without deductions or withholdings of, or reductions for, or on account of, any value added or similar taxes (including related local levies and any other related tax collected at source) (“VAT”) which is chargeable thereon. Where the Company is obliged to pay, withhold, deduct, or reduce for, or on account of, VAT or if any VAT is or becomes chargeable on any amount payable hereunder to a Purchaser, the Company shall in addition to the sum payable hereunder pay an amount equal to any applicable VAT (at the same time and in the same manner as the payment to which such VAT relates). For the avoidance of doubt, all amounts charged by the Purchaser or for which the Purchasers are to be reimbursed will be invoiced and payable together with VAT, where applicable. In case VAT has been charged in respect of any cost, charge or expense, incurred by the Purchasers and for which the Purchasers are to be reimbursed, the Company shall be obligated to reimburse the Purchasers for such VAT.

(x)          To deliver to the Representatives, on the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and to provide such additional supporting documentation as the Representatives may reasonably request in connection with the verification of the foregoing certification.

7.          Expenses.

Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, the Indenture, the Offered Securities, the Restricted Issuance Agreement, the Capped Call Confirmations and the Zero-Strike Call Option Confirmations, including: (i) the fees, disbursements and expenses of the Trustee and its professional advisers, (ii) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the preparation of the Preliminary Offering Memorandum, the Offering Document, the Final Offering Memorandum and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Purchasers and dealers, in the quantities hereinabove specified, (iii) all costs and expenses related to the transfer and delivery of the Offered Securities to the Purchasers, including any transfer or other taxes payable thereon, (iv) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Offered Securities under state securities laws and all expenses in connection with the qualification of the Offered Securities for offer and sale under state securities laws as provided in Section 6(h) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Purchasers in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (v) the costs and charges of any transfer agent, registrar or depositary, (viii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Offered Securities, the preparation and printing of this Agreement, the Offered Securities, the Indenture, the Offering Document and amendments and supplements thereto, and any other document relating to the issuance, offer, sale and delivery of the Offered Securities; and (ix) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement, the Indenture, the Restricted Issuance Agreement, the Capped Call Confirmations and the Zero-Strike Call Option Confirmations for which provision is not otherwise made in this Section. It is understood, however, that except as provided in Section 6(p), this Section 7, Section 8 entitled “Indemnity and Contribution” and the last paragraph of Section 11 below, the Purchasers will pay all of their costs and expenses, including fees and disbursements of their counsel, share transfer taxes payable on resale of any of the Offered Securities by them and any advertising expenses connected with any offers they may make.

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8.          Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Purchaser, each person, if any, who controls any Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Purchaser within the meaning of Rule 405 under the Securities Act, and each of their respective directors, officers and employees, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim), joint or several, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, the Offering Document, or any amendment or supplement thereto, any “roadshow”, or the Final Offering Memorandum or any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission based upon information furnished to the Company in writing by such Purchaser through the Representatives expressly for use therein, it being understood and agreed that the only such information is that described in Section 8(b);

(b)          Each Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, the directors of the Company, the officers of the Company and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, the Offering Document, the Final Offering Memorandum or any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information furnished to the Company in writing by such Purchaser through the Representatives expressly for use in the Preliminary Offering Memorandum, the Offering Document or the Final Offering Memorandum or any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Purchaser through the Representatives consists of the name of the Purchaser and the disclosure on stabilization appearing under the caption “Plan of Distribution — Price stabilization and short positions; repurchase of ADSs”.

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(c)          In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 8 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Purchasers and all persons, if any, who control any Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Purchaser within the meaning of Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Purchasers and such control persons and affiliates of any Purchasers, such firm shall be designated in writing by the Representatives. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

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(d)          To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Offered Securities or (ii) if the allocation provided by clause 9(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(d)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Purchasers on the other hand in connection with the offering of the Offered Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Offered Securities (before deducting expenses) received by the Company on the one hand and the total discounts and commissions received by the Purchasers on the other hand bear to the aggregate offering price of the Offered Securities. The relative fault of the Company on the one hand and the Purchasers on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Purchasers’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective principal amount of Offered Securities they have purchased hereunder, and not joint.

(e)          The Company and the Purchasers agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities purchased by it were resold exceeds the amount of any damages that such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

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(f)          The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Purchaser, any person controlling any Purchaser or any affiliate of any Purchaser or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Offered Securities.

9.          Termination. The Purchasers may terminate this Agreement by notice given by the Representatives to the Company, if after the execution and delivery of this Agreement and prior to any Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NYSE MKT, the NASDAQ Global Market, The Stock Exchange of Hong Kong Limited, or the London Stock Exchange, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States, the United Kingdom, the PRC, Hong Kong, the Cayman Islands or other relevant jurisdiction shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal, New York State, Hong Kong, London, PRC, Cayman Islands or other relevant authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in the judgment of the Representatives, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offer, sale or delivery of the Offered Securities on the terms and in the manner contemplated in the Offering Document or the Final Offering Memorandum.

10.         Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Purchaser or its affiliates or selling agents, any person controlling any Purchaser, its officers or directors, any person controlling the Company and (ii) delivery of and payment for the ADSs.

37

11.         Effectiveness; Defaulting Purchasers. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Optional Closing Date, as the case may be, any one or more of the Purchasers shall fail or refuse to purchase Offered Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Offered Securities which such defaulting Purchaser agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Offered Securities to be purchased on such date, the other Purchasers shall be obligated severally in the proportions that the aggregate principal amount of Firm Securities set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Securities set forth opposite the names of all such non-defaulting Purchasers, or in such other proportions as the Representatives may specify, to purchase the Offered Securities which such defaulting Purchaser agreed but failed or refused to purchase on such date; provided that in no event shall the aggregate principal amount of the Offered Securities that any Purchaser has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one-ninth of such aggregate principal amount without the written consent of such Purchaser. If, on the Firm Closing Date, any Purchaser shall fail or refuse to purchase Firm Securities and the aggregate principal amount of Firm Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Firm Securities to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Firm Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Purchaser or the Company. In any such case either the Representatives or the Company shall have the right to postpone the Firm Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Offering Document or in any other documents or arrangements may be effected. If, on an Optional Closing Date, any Purchaser shall fail or refuse to purchase Optional Securities and the aggregate principal amount of Optional Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Optional Securities to be purchased on such Optional Closing Date, the non-defaulting Purchasers shall have the option to (i) terminate their obligation hereunder to purchase the Optional Securities to be sold on such Optional Closing Date or (ii) purchase not less than the principal amount of Optional Securities that such non-defaulting Purchasers would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Purchaser from liability in respect of any default of such Purchaser under this Agreement.

If this Agreement shall be terminated by the Purchasers, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Purchasers or such Purchasers as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Purchasers in connection with this Agreement or the offering contemplated hereunder.

38

12.         Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Offered Securities, represents the entire agreement between the Company, on the one hand, and the Purchasers, on the other, with respect to the preparation of the Preliminary Offering Memorandum, the Offering Document, the Final Offering Memorandum, the conduct of the offering, and the purchase and sale of the Offered Securities.

(b)          the Company acknowledges that in connection with the offering of the Offered Securities: (i) the Purchasers have acted at arms’ length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Purchasers owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Purchasers may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Purchasers arising from an alleged breach of fiduciary duty in connection with the offering of the Offered Securities.

13.         Trial by Jury. The Company and each of the Purchasers hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

14.         Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

15.         Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

16.         Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

17.         Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Purchasers shall be delivered, mailed or sent to the Representatives, at:

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

U.S.A.

39

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

United States of America
Attention: Equity Syndicate Desk
Fax: (212) 622-8358

Morgan Stanley & Co. LLC

1585 Broadway
New York, New York 10036

U.S.A.

Goldman Sachs (Asia) L.L.C.

68th Floor, Cheung Kong Center

2 Queens Road, Central

Hong Kong

if to the Company shall be delivered, mailed or sent to Building 20, No. 56 AnTuo Road, Jiading District, Shanghai, 201804, People’s Republic of China.

18.         Submission to Jurisdiction; Appointment of Agents for Service. (a) The Company hereby submits to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in Borough of Manhattan in The City of New York (the “Specified Courts”) over any suit, action or proceeding arising out of or relating to this Agreement, the Offering Document or the offering of the Offered Securities (each, a “Related Proceeding”). The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any Related Proceeding brought in such a court and any claim that any such Related Proceeding brought in such a court has been brought in an inconvenient forum. To the extent that the Company has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, the Company irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.

(b)          The Company hereby irrevocably appoints Law Debenture Corporate Services Inc., with offices at 801 2nd Avenue, Suite 403, New York, NY 10017, United States of America, as its agent for service of process in any Related Proceeding and agrees that service of process in any such Related Proceeding may be made upon it at the office of such agent. The Company waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. The Company represents and warrants that such agent has agreed to act as the Company’s agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect until the earlier of the date that is six years from the date hereof and the date that no Offered Securities remain outstanding.

40

19.         Recognition of the U.S. Special Resolution Regimes.

(a)          In the event that any Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)          In the event that any Purchaser that is a Covered Entity or a BHC Act Affiliate of such Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

In this Section 19:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)          a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)         a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)        a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

41

20.         Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Purchasers could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of the Company with respect to any sum due from it to any Purchaser or any person controlling any Purchaser shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Purchaser or controlling person of any sum in such other currency, and only to the extent that such Purchaser or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Purchaser or controlling person hereunder, the Company agrees as a separate obligation and notwithstanding any such judgment, to indemnify such Purchaser or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to such Purchaser or controlling person hereunder, such Purchaser or controlling person agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Purchaser or controlling person hereunder.

21.         Representatives. The Representatives will act for the several Purchasers in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representatives jointly will be binding upon all the Purchasers.

42

Very truly yours,

NIO Inc.

By:	/s/ Authorized Signatory
	Name:	Authorized Signatory
Title:

[Signature page to Purchase Agreement]

Accepted as of the date hereof

Credit Suisse Securities (USA) LLC

J.P. Morgan Securities LLC

Morgan Stanley & Co. LLC

Goldman Sachs (Asia) L.L.C.

Acting severally on behalf of themselves and the several Purchasers named in Schedule I hereto

[Signature page to Purchase Agreement]

By:	Credit Suisse Securities (USA) LLC

By:	/s/ Authorized Signatory
	Name:	Authorized Signatory
Title:

By:	J.P. Morgan Securities LLC

By:	/s/ Authorized Signatory
	Name:	Authorized Signatory
Title:

By:	Morgan Stanley & Co. LLC

By:	/s/ Authorized Signatory
	Name:	Authorized Signatory
Title:

By:	Goldman Sachs (Asia) L.L.C.

By:	/s/ Authorized Signatory
	Name:	Authorized Signatory
Title:

[Signature page to Purchase Agreement]

Schedule I

Purchaser	Principal Amount of Firm Securities
Credit Suisse Securities (USA) LLC	US$	139,033,000
J.P. Morgan Securities LLC	US$	113,167,000
Morgan Stanley & Co. LLC	US$	113,167,000
Goldman Sachs (Asia) L.L.C.	US$	113,167,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	US$	38,800,000
Citigroup Global Markets Inc.	US$	45,267,000
Deutsche Bank Securities Inc.	US$	45,267,000
UBS Securities LLC	US$	38,800,000
WR Securities, LLC	US$	3,332,000
Total:	US$	650,000,000

I-1

SCHEDULE II

Permitted Communications

Term sheet containing the terms of the Offered Securities, substantially in the form of Annex A.

II-1

SCHEDULE III-A

Subsidiaries

1.	NIO Nextev Limited

2.	NIO User Enterprise Limited

3.	XPT Limited

4.	NIO Power Express Limited

5.	XPT INC.

6.	NIO NEXTEV (UK) LTD

7.	NIO GmbH

8.	NIO USA, Inc.

9.	NIO SPORT LIMITED

10.	XPT Technology Limited

11.	NIO Co., Ltd. (上海蔚来汽车有限公司)

12.	NIO Energy Investment (Hubei) Co., Ltd. (蔚来能源投资 (湖北) 有限公司)

13.	Wuhan NIO Energy Co., Ltd. (武汉蔚来能源有限公司)

14.	Shanghai NIO Sales and Services Co., Ltd. (上海蔚来汽车销售服务有限公司)

15.	Beijing NIO Sales and Services Co., Ltd. (北京蔚来汽车销售服务有限公司)

16.	Shanghai NIO User Services Co., Ltd. (上海蔚来汽车用户服务有限公司)

17.	Guangzhou NIO Sales and Services Co., Ltd. (广州蔚来汽车销售服务有限公司)

III-A-1

18.	Hangzhou NIO Sales and Services Co., Ltd. (杭州蔚来汽车销售服务有限公司)

19.	Shenzhen NIO Sales and Services Co., Ltd. (深圳蔚来汽车销售服务有限公司)

20.	Nanjing NIO Sales Co., Ltd. (南京蔚来汽车销售有限公司)

21.	Suzhou Weiran Sales and Services Co., Ltd. (苏州蔚然汽车销售服务有限公司)

22.	Anhui Weirui Sales and Services Co., Ltd. (安徽蔚锐汽车销售服务有限公司)

23.	Chengdu NIO Sales and Services Co., Ltd. (成都蔚来汽车销售服务有限公司)

24.	Chengdu Weiran Sales and Services Co., Ltd. (成都蔚然汽车销售服务有限公司)

25.	Wuhan NIO Sales and Services Co., Ltd. (武汉蔚来汽车销售服务有限公司)

26.	XPT (Jiangsu) Investment Co., Ltd. (蔚然(江苏)投资有限公司)

27.	Shanghai XPT Technology Limited (上海蔚兰动力科技有限公司)

28.	XPT (Nanjing) E-Powertrain Technology Co., Ltd. (蔚然(南京)动力科技有限公司)

29.	XPT (Nanjing) Energy Storage System Co., Ltd. (蔚然(南京)储能技术有限公司)

30.	XTRONICS (Nanjing) Automotive Intelligent Technologies Co., Ltd. (蔚隆(南京)汽车智能科技有限公司)

31.	XPT (Jiangsu) Automotive Technology Co., Ltd. (江苏蔚然汽车科技有限公司)

32.	Shanghai Pajiang Automotive Technology Co., Ltd. (上海帕疆汽车科技有限公司)

33.	Beijing Yufeng Automotive Technology Development Co., Ltd. (北京驭锋汽车科技有限公司)

34.	Shanghai NIO Energy Technology Co., Ltd. (上海蔚来能源科技有限公司)

35.	XTRONICS (Nanjing) Electronics Technology Co., Ltd. (南京蔚隆汽车电子科技有限公司)

36.	Beijing NIO Energy Technology Co., Ltd. (北京蔚来能源科技有限公司)

37.	Nanjing NIO Energy Co., Ltd. (南京蔚来能源有限公司)

III-A-2

38.	Hangzhou NIO Energy Co., Ltd. (杭州蔚来能源有限公司)

39.	Guangzhou NIO Energy Co., Ltd. (广州蔚来能源有限公司)

40.	Chengdu NIO Energy Co., Ltd. (成都蔚来能源有限公司)

41.	Suzhou NIO Energy Co., Ltd. (苏州蔚来能源有限公司)

42.	Hefei NIO Energy Technology Co., Ltd. (合肥蔚电科技有限公司)

43.	Wuhan NIO Energy Equipment Co., Ltd. (武汉蔚来能源设备有限公司)

44.	Wuhan NIO Energy Service Co., Ltd. (武汉蔚来能源服务有限公司)

45.	Shenzhen NIO Energy Co., Ltd. (深圳蔚来能源有限公司)

46.	Shanghai NIO Energy Co., Ltd. (上海蔚来能源有限公司)

47.	Wuhan NIO Energy Leasing Co., Ltd. (武汉蔚来能源租赁有限公司)

48.	Wuhan NIO Energy Technology Co., Ltd. (武汉蔚来能源科技有限公司)

49.	Changzhou NIO Sales and Services Co., Ltd. (常州蔚然汽车销售服务有限公司)

50.	Chongqing NIO Sales and Services Co., Ltd. (重庆蔚锐汽车销售服务有限公司)

51.	Jiaxing NIO Sales and Services Co., Ltd. (嘉兴蔚来汽车销售服务有限公司)

52.	Wuxi NIO Sales and Services Co., Ltd. (无锡蔚来汽车销售服务有限公司)

53.	Xi'an NIO Sales and Services Co., Ltd. (西安蔚然汽车销售服务有限公司)

54.	Qingdao NIO Sales and Services Co., Ltd. (青岛蔚然汽车销售服务有限公司)

55.	Shijiazhuang NIO Sales Co., Ltd. (石家庄蔚锐汽车销售有限公司)

56.	Nantong NIO Sales and Services Co., Ltd. (南通蔚来汽车销售服务有限公司)

57.	Dongguan NIO Sales and Services Co., Ltd. (东莞蔚来汽车销售服务有限公司)

III-A-3

58.	Zhengzhou NIO Sales Co., Ltd. (郑州蔚然汽车销售有限公司)

59.	Zhenjiang NIO Sales and Services Co., Ltd. (镇江蔚来汽车销售服务有限公司)

60.	Shaoxing NIO Sales and Services Co., Ltd. (绍兴蔚来汽车销售服务有限公司)

61.	Jinhua NIO Sales and Services Co., Ltd. (金华蔚来汽车销售服务有限公司)

62.	Xiamen NIO Sales and Services Co., Ltd. (厦门蔚来汽车销售服务有限公司)

63.	Kunming NIO Sales and Services Co., Ltd. (昆明蔚锐汽车销售服务有限公司)

64.	Changsha NIO Sales Co., Ltd. (长沙蔚澜汽车销售有限公司)

65.	Ningbo NIO Sales and Services Co., Ltd. (宁波蔚来汽车销售服务有限公司)

66.	Wenzhou NIO Sales and Services Co., Ltd. (温州蔚然汽车销售服务有限公司)

67.	Tianjin NIO Sales and Services Co., Ltd. (天津蔚来汽车销售服务有限公司)

68.	Shanghai NIO Financial Leasing Co., Ltd. (上海蔚来融资租赁有限公司)

69.	Zhuhai NIO Sales and Services Co., Ltd. (珠海蔚来汽车销售服务有限公司)

70.	Fuzhou NIO Sales and Services Co., Ltd. (福州蔚来汽车销售服务有限公司)

71.	Shenyang NIO Sales and Services Co., Ltd. (沈阳蔚来汽车销售服务有限公司)

72.	Sanya NIO Sales Co., Ltd. (三亚蔚然汽车销售有限公司)

73.	Taiyuan NIO Sales and Services Co., Ltd. (太原蔚来汽车销售服务有限公司)
74.	Lanzhou NIO Sales and Services Co., Ltd. (兰州蔚电汽车销售服务有限公司)

75.	Yinchuan NIO Sales and Services Co., Ltd. (银川蔚来汽车销售服务有限公司)

76.	Jinan NIO Sales and Services Co., Ltd. (济南蔚来汽车销售服务有限公司)

77.	Dalian NIO Sales and Services Co., Ltd. (大连蔚来汽车销售服务有限公司)

III-A-4

78.	Haikou NIO Sales Co., Ltd. (海口蔚澜汽车销售有限公司)

79.	Zhengzhou NIO Energy Technology Co., Ltd. (郑州蔚电新能源科技有限公司)

80.	Tianjin NIO Energy Technology Co., Ltd. (天津蔚来新能源科技有限公司)

81.	Chongqing NIO Energy Co., Ltd. (重庆蔚电能源有限公司)

82.	Xi'an NIO Energy Co., Ltd. (西安蔚然能源有限公司)

83.	Shijiazhuang NIO Energy Technology Co., Ltd. (石家庄蔚来能源科技有限公司)

84.	Changsha NIO Energy Co., Ltd. (长沙蔚然能源有限公司)

85.	Qingdao NIO Energy Co., Ltd. (青岛蔚然能源有限公司)

86.	Dalian NIO Energy Co., Ltd. (大连蔚来能源有限公司)

87.	Xiamen NIO Energy Co., Ltd. (厦门蔚来能源有限公司)

88.	Haikou NIO Energy Co., Ltd. (海口蔚澜能源有限公司)

89.	Nanning NIO Sales and Services Co., Ltd. (南宁蔚来汽车销售服务有限公司)

90.	Guiyang NIO Sales and Services Co., Ltd. (贵阳蔚来汽车销售服务有限公司)

91.	Nanchang NIO Sales and Services Co., Ltd. (南昌蔚然汽车销售服务有限公司)

92.	Foshan NIO Sales and Services Co., Ltd. (佛山蔚来汽车销售服务有限公司)

93.	Changchun NIO Sales and Services Co., Ltd. (长春蔚来汽车销售服务有限公司)

94.	Shanghai Weijing Trade Co., Ltd. (上海蔚景商贸有限公司)

95.	Huzhou NIO Sales and Services Co., Ltd. (湖州蔚来汽车销售服务有限公司)

III-A-5

SCHEDULE III-B

Affiliated Entities

1.	Shanghai Anbin Technology Co., Ltd. (上海安缤科技有限公司)

2.	Beijing NIO Network Technology Co. Ltd. (北京蔚来网络科技有限公司)

3.	NIO Technology Co., Ltd. (上海蔚来科技有限公司)

4.	Shanghai NIO New Energy Automobile Co., Ltd. (上海蔚来新能源汽车有限公司)

III-B-1

EXHIBIT A-1

FORM OF LOCK-UP LETTER

January 30, 2019

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

U.S.A.

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

U.S.A.

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

U.S.A.

Goldman Sachs (Asia) L.L.C.

68th Floor, Cheung Kong Center

2 Queens Road

Central, Hong Kong

Ladies and Gentlemen:

The undersigned understands that Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and Goldman Sachs (Asia) L.L.C. (the “Representatives”) propose to enter into a Purchase Agreement (the “Purchase Agreement”) with NIO Inc., an exempted company incorporated in the Cayman Islands (the “Company”), providing for the offering (the “Offering”) by the several Purchasers, including the Representatives (the “Purchasers”), of US$650,000,000 principal amount of 4.50% Convertible Senior Notes due 2024 (the “Securities”). The Securities will be convertible into American depository shares (“ADSs”) representing Class A ordinary shares, par value US$0.00025 per share, of the Company (the “Ordinary Shares”). Unless otherwise defined, capitalized terms used herein shall have the definitions set forth in the Purchase Agreement.

A-1-1

To induce the Purchasers that may participate in the Offering to continue their efforts in connection with the Offering, the undersigned hereby agrees that, without the prior written consent of the Representatives on behalf of the Purchasers, it will not, during the period commencing on the date hereof and ending 90 days after the date of the final offering memorandum (the “Restricted Period”) relating to the Offering (the “Offering Memorandum”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any ADSs or Ordinary Shares beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for ADSs or Ordinary Shares or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of ADSs or Ordinary Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of ADSs, Ordinary Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transactions relating to ADSs, Ordinary Shares or other securities acquired in open market transactions after the completion of the Offering, provided that no filing under the Exchange Act or other public announcement shall be required or shall be voluntarily made in connection with subsequent sales of ADSs, Ordinary Shares or other securities acquired in such open market transactions, (b) transfers of ADSs, Ordinary Shares or any security convertible into ADSs or Ordinary Shares as a bona fide gift, or (c) transfers or distributions of ADSs, Ordinary Shares or any security convertible into ADSs or Ordinary Shares to affiliates, limited partners or shareholders of the undersigned; provided that in the case of any transfer or distribution pursuant to clause (b) or (c), (i) each transferee, donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) no filing under the Exchange Act or other public announcement, reporting a reduction in beneficial ownership of ADSs or Ordinary Shares, shall be required or shall be voluntarily made during the Restricted Period, (d) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of ADSs or Ordinary Shares, provided that (i) such plan does not provide for the transfer of ADSs or Ordinary Shares during the Restricted Period and (ii) no public announcement or filing under the Exchange Act is required of or voluntarily made by or on behalf of the Company regarding the establishment of such plan or (e) transactions by operation of law, including pursuant to an order of a court (including a domestic order or a negotiated divorce settlement) or regulatory agency, provided that no public announcement shall be required or made voluntarily during the Restricted Period in connection with such transaction. In addition, the undersigned agrees that, without the prior written consent of the Representatives on behalf of the Purchasers, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any shares of ADSs or Ordinary Shares or any security convertible into or exercisable or exchangeable for ADSs or Ordinary Shares. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s ADSs or Ordinary Shares except in compliance with the foregoing restrictions.

The undersigned understands that the Company and the Purchasers are relying upon this letter in proceeding toward consummation of the Offering. The undersigned further understands that this letter is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

If (a) the Purchase Agreement is not executed by February 28, 2019 or (b) the Purchase Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to the closing of the Offering, then this letter shall be void and of no further force or effect.

A-1-2

The undersigned hereby submits to the exclusive jurisdiction of any New York State or United States Federal court sitting in Borough of Manhattan in The City of New York over any suit, action or proceeding arising out of or relating to this letter (each, a “Related Proceeding”). The undersigned irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any Related Proceeding brought in such a court and any claim that any such Related Proceeding brought in such a court has been brought in an inconvenient forum.

This letter shall be governed by and construed in accordance with the internal laws of the State of New York.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to a Purchase Agreement, the terms of which are subject to negotiation between the Company and the Purchasers.

Very truly yours,

(Name)

(Address)

A-1-3

EXHIBIT A-2

FORM OF LOCK-UP LETTER

January 30, 2019

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

U.S.A.

J.P. Morgan Securities LLC

383 Madison Avenue
New York, New York 10179

U.S.A.

Morgan Stanley & Co. LLC

1585 Broadway
New York, New York 10036

U.S.A.

Goldman Sachs (Asia) L.L.C.

68th Floor, Cheung Kong Center

2 Queens Road

Central, Hong Kong

Ladies and Gentlemen:

The undersigned understands that Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and Goldman Sachs (Asia) L.L.C. (the “Representatives”) propose to enter into a Purchase Agreement (the “Purchase Agreement”) with NIO Inc., an exempted company incorporated in the Cayman Islands (the “Company”), providing for the offering (the “Offering”) by the several Purchasers, including the Representatives (the “Purchasers”), of US$650,000,000 principal amount of 4.50% Convertible Senior Notes due 2024 (the “Securities”). The Securities will be convertible into American depository shares representing Class A ordinary shares, par value US$0.00025 per share, of the Company (the “Ordinary Shares”) (“ADSs”). Unless otherwise defined, capitalized terms used herein shall have the definitions set forth in the Purchase Agreement.

A-2-1

To induce the Purchasers to participate in and continue their efforts in connection with the Offering, the undersigned hereby agrees that, without the prior written consent of the Representatives on behalf of the Purchasers, it will not, during the period commencing on the date hereof and ending 90 days after the date of the final offering memorandum (the “Restricted Period”) used to sell the Securities (the “Offering Memorandum”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any ADSs or Ordinary Shares beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for ADSs or Ordinary Shares or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of ADSs or Ordinary Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of ADSs, Ordinary Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transactions relating to ADSs, Ordinary Shares or other securities acquired in open market transactions after the completion of the Offering, provided that no filing under the Exchange Act or other public announcement shall be required or shall be voluntarily made in connection with subsequent sales of ADSs, Ordinary Shares or other securities acquired in such open market transactions, (b) transfers of ADSs, Ordinary Shares or any security convertible into ADSs or Ordinary Shares as a bona fide gift, (c) transfers or distributions of ADSs, Ordinary Shares or any security convertible into ADSs or Ordinary Shares to affiliates, limited partners or shareholders of the undersigned and (d) transfers or distributions of ADSs, Ordinary Shares or any security convertible into ADSs or Ordinary Shares to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned; provided that in the case of any transfer or distribution pursuant to clause (b), (c) or (d), as the case may be, (i) each transferee, donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) no filing under the Exchange Act or other public announcement, reporting a reduction in beneficial ownership of ADSs or Ordinary Shares, shall be required or shall be voluntarily made during the Restricted Period, (e) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of ADSs or Ordinary Shares, provided that (i) such plan does not provide for the transfer of ADSs or Ordinary Shares during the Restricted Period and (ii) no public announcement or filing under the Exchange Act is required of or voluntarily made by or on behalf of the Company regarding the establishment of such plan, or (f) transactions by operation of law, including pursuant to an order of a court (including a domestic order or a negotiated divorce settlement) or regulatory agency, provided that no public announcement shall be required or made voluntarily during the Restricted Period in connection with such transaction. For purpose of this letter, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, the undersigned agrees that, without the prior written consent of the Representatives on behalf of the Purchasers, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any shares of ADSs or Ordinary Shares or any security convertible into or exercisable or exchangeable for ADSs or Ordinary Shares. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s ADSs or Ordinary Shares except in compliance with the foregoing restrictions.

A-2-2

The undersigned understands that the Company and the Purchasers are relying upon this letter in proceeding toward consummation of the Offering. The undersigned further understands that this letter is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

If (a) the Purchase Agreement is not executed by February 28, 2019 or (b) the Purchase Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to the closing of the Offering, then this letter shall be void and of no further force or effect.

The undersigned hereby submits to the exclusive jurisdiction of any New York State or United States Federal court sitting in Borough of Manhattan in The City of New York over any suit, action or proceeding arising out of or relating to this letter (each, a “Related Proceeding”). The undersigned irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any Related Proceeding brought in such a court and any claim that any such Related Proceeding brought in such a court has been brought in an inconvenient forum.

This letter shall be governed by and construed in accordance with the laws of the State of New York.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to a Purchase Agreement, the terms of which are subject to negotiation between the Company and the Purchasers.

Very truly yours,

(Name)

(Address)

A-2-3

EXHIBIT B

PARTIES DELIVERING LOCK-UP LETTER

Signatories shall include Bin Li, Lihong Qin, Denny Ting Bun Lee and the Tencent entities (as defined in the Offering Memorandum).

B-1

ANNEX A

Pricing Term Sheet

PRICING TERM SHEET

Dated January 30, 2019

NIO Inc.

4.50% Convertible Senior Notes due 2024
Interest Payable February 1 and August 1
Convertible into American depositary shares,
each currently representing one Class A ordinary share

The information in this pricing term sheet supplements NIO Inc.’s preliminary offering memorandum, dated January 29, 2019 (the “Preliminary Offering Memorandum”), and supersedes the information in the Preliminary Offering Memorandum to the extent inconsistent with the information in the Preliminary Offering Memorandum. In all other respects, this term sheet is qualified in its entirety by reference to the Preliminary Offering Memorandum. Terms used herein but not defined herein shall have the respective meanings as set forth in the Preliminary Offering Memorandum. All references to dollar amounts are references to U.S. dollars.

Issuer:	NIO Inc. (“NIO”)
Ticker / Exchange:	NIO / The New York Stock Exchange (“NYSE”)
Title of securities:	4.50% Convertible Senior Notes due 2024 (the “Notes”)
Aggregate principal amount offered:	US$650,000,000
Initial purchasers’ option to purchase additional Notes:	The initial purchasers have an option to purchase, exercisable within a 30-day period from the date of the offering memorandum, up to an additional US$100,000,000 principal amount of Notes.
Interest and Interest Payment Dates:	4.50% per year. Interest will accrue from, and including, February 4, 2019, and will be payable semiannually in arrears on February 1 and August 1 of each year, beginning on August 1, 2019.
NYSE last reported sale price on January 30, 2019:	US$7.46 per American depositary share (“ADS”), each representing as of the date of this pricing term sheet one Class A ordinary share of NIO, par value US$0.00025 per share.
Conversion premium:	Approximately 27.5% above the NYSE last reported sale price on January 30, 2019.
Initial conversion price:	Approximately US$9.51 per ADS.
Initial conversion rate:	105.1359 ADSs per US$1,000 principal amount of the Notes.
Interest payment dates:	February 1 and August 1 of each year.
Maturity date:	February 1, 2024, unless earlier repurchased, redeemed or converted.

Joint bookrunners:	Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, Goldman Sachs (Asia) L.L.C., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and UBS Securities LLC.
Co-manager:	WR Securities, LLC.
Trade date:	January 31, 2019
Settlement date:	February 4, 2019
CUSIP:	Rule 144A Notes: 62914V AA4 Regulation S Notes: G6525F AA0
ISIN:	Rule 144A Notes: US62914VAA44 Regulation S Notes: USG6525FAA06
Concurrent Capped Call Transactions:

In connection with the pricing of the Notes, NIO has entered into capped call transactions with one or more of the initial purchasers and/or their respective affiliates (the “capped call option counterparties”).

NIO intends to use approximately US$75.9 million of the net proceeds from this offering to pay the cost of such capped call transactions. If the initial purchasers exercise their option to purchase additional Notes, NIO expects to use a portion of the net proceeds from the sale of the additional Notes to enter into additional capped call transactions with the capped call option counterparties. NIO refers to any such additional capped call transactions and the initial capped call transactions collectively as the capped call transactions.

The capped call transactions are expected generally to reduce the potential dilution to NIO’s ADSs and Class A ordinary shares represented thereby upon conversion of the Notes in the event that the market price per ADS, as measured under the terms of the capped call transactions, is greater than the strike price of the capped call transactions, which initially corresponds to the conversion price of the Notes and is subject to anti-dilution adjustments substantially similar to those applicable to the conversion rate of the Notes (subject to NIO’s ability to elect, subject to certain conditions, to settle the capped call transactions in cash, in which case NIO would not receive any ADSs from the capped call option counterparties upon settlement of the capped call transactions). If, however, the market price per ADS, as measured under the terms of the capped call transactions, exceeds the cap price of the capped call transactions, there would nevertheless be dilution upon conversion of the Notes, to the extent that such market price exceeds the cap price of the capped call transactions. The cap price will initially be 100% above the last reported sale price of NIO’s ADSs on the NYSE on January 30, 2019, and is subject to customary adjustments.

For a discussion of the potential impact of any market or other activity by the capped call option counterparties or their respective affiliates in connection with these capped call transactions, see “Risk Factors—Risks Related to the Notes—The capped call transactions may affect the value of the notes and the market price of the ADSs” and “Plan of Distribution—Capped Call Transactions” in the Preliminary Offering Memorandum.

See “Description of Capped Call Transactions” in the Preliminary Offering Memorandum.

Concurrent Zero-Strike Call Option Transactions:

In connection with the pricing of the Notes, NIO has entered into privately negotiated zero-strike call option transactions with one or more of the initial purchasers or their respective affiliates (the “zero-strike call option counterparties”). The initial number of NIO’s ADSs underlying the zero-strike call option transactions is, in the aggregate, approximately 26.8 million ADSs. The premium under each zero-strike call option transaction is equal to the product of the initial number of NIO’s ADSs underlying such zero-strike call option transaction and the last reported sale price of NIO’s ADSs on the NYSE on the pricing date for the Notes. NIO will pay the premium under the zero-strike call option transactions in cash using a portion of the net proceeds from the offering of the Notes on the initial issuance date for the Notes, expected to be February 4, 2019.

See “Risk Factors—Risks Related to the Notes—The zero-strike call option transactions may affect the value of the notes and the market price of the ADSs and may result in unexpected market activity in the notes and/or our ADSs,” “Description of Zero-Strike Call Option Transactions” and “Plan of Distribution—Zero-Strike Call Option Transactions” in the Preliminary Offering Memorandum.

Use of proceeds:

NIO estimates that the net proceeds from this offering will be approximately US$638.8 million (or US$737.3 million if the initial purchasers exercise their option to purchase additional Notes in full), after deducting fees and estimated expenses.

NIO has entered into capped call transactions with the capped call option counterparties and zero-strike call option transactions with the zero-strike call option counterparties. NIO intends to use approximately US$75.9 million of the net proceeds from this offering (assuming no exercise of initial purchasers’ option) to pay the cost of the capped call transactions. NIO intends to use approximately US$200 million of the net proceeds from this offering to pay the cost of repurchasing the ADSs pursuant to the zero-strike call option transactions with the zero-strike call option counterparties. NIO expects to use the remainder of the net proceeds from this offering as follows:

• approximately 40% on research and development of products, services and technology;

• approximately 35% on development of NIO’s manufacturing facilities and roll-out of NIO’s supply chain; and

• approximately 25% on sales and marketing, as well as other working capital needs.

If the initial purchasers exercise their option to purchase additional Notes, NIO expects to use a portion of the net proceeds from the sale of the additional Notes to enter into additional capped call transactions with the capped call option counterparties and the remainder of the net proceeds for the same purposes described above.

The foregoing represents NIO’s current intentions to use and allocate the net proceeds of this offering based upon NIO’s present plans and business conditions. NIO’s management, however, will have significant flexibility and discretion to apply these net proceeds. If an unforeseen event occurs or business conditions change, NIO may use these proceeds differently than as described above.

Assuming that NIO converts the full amount of the net proceeds into Renminbi, a 10% appreciation of the U.S. dollar against Renminbi, from a rate of RMB6.8680 to US$1.00 as of September 28, 2018 to a rate of RMB7.5548 to US$1.00, will result in an increase of RMB438.7 million in the net proceeds. Conversely, a 10% depreciation of the U.S. dollar against the Renminbi, from a rate of RMB6.8680 to US$1.00 as of September 28, 2018 to a rate of RMB6.1812 to US$1.00, will result in a decrease of RMB438.7 million in the net proceeds.

Participation by principal shareholders:	An entity affiliated with Tencent Holdings Limited, one of NIO’s principal shareholders, and an entity affiliated with Hillhouse Capital Management Ltd., another one of NIO’s principal shareholders, will purchase US$30 million and US$5 million, respectively, principal amount of the Notes in this offering on the same terms as the other Notes being offered.
Repurchase of Notes by NIO at the option of the holder:	Holders of the Notes have the right to require NIO to repurchase for cash all or part of their Notes on February 1, 2022 at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the repurchase date.
Optional redemption for changes in the tax laws of the relevant jurisdiction:

If NIO has, or on the next interest payment date would, become obligated to pay any additional amounts (other than de minimis amounts) as a result of (i) any change or amendment that is publicly announced and becomes effective on or after the date hereof in the laws or any rules or regulations of a relevant jurisdiction, or (ii) any change that is publicly announced and becomes effective on or after the date hereof in an interpretation, administration or application of such laws, rules or regulations, as further described under “Description of the Notes—Optional redemption for changes in the tax laws of the relevant jurisdiction” in the Preliminary Offering Memorandum, NIO may, at its option, redeem all but not part of the Notes at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest, if any, to, but not including, the redemption date and any additional amounts with respect to such redemption price.

Upon NIO’s giving a notice of redemption, a holder may elect not to have its Notes redeemed, in which case such holder would not be entitled to receive the additional amounts due as a result of such change in tax law referred to in “Description of the Notes—Additional amounts” in the Preliminary Offering Memorandum after the redemption date.

Fundamental change:

If NIO undergoes a “fundamental change” (as defined under “Description of the Notes—Fundamental change permits holders to require us to repurchase notes” in the Preliminary Offering Memorandum), subject to certain conditions, holders may require NIO to repurchase for cash all or part of their Notes in principal amounts of US$1,000 or an integral multiple thereof. The fundamental change repurchase price will be equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

Additional amounts:	All payments and deliveries made by, or on behalf of, NIO or any successor to NIO under or with respect to the Notes, including, but not limited to, payments of principal (including, if applicable, the redemption price, the repurchase price and the fundamental change repurchase price), premium, if any, payments of interest and deliveries of ADSs or any other consideration due (together with payments of cash for any fractional ADS or other consideration, if applicable) upon conversion, will be made without withholding, deduction or reduction, unless such withholding, deduction or reduction is required by law or by regulation or governmental policy having the force of law. In the event that any such withholding, deduction or reduction is so required by certain jurisdictions, NIO will pay or deliver such additional amounts as may be necessary to ensure that the net amount received by the beneficial owners of the Notes after such withholding, deduction or reduction (and after deducting any taxes on the additional amounts) will equal the amounts that would have been received by such beneficial owners had no such withholding, deduction or reduction been required, subject to certain exceptions set forth under “Description of the Notes—Additional amounts” in the Preliminary Offering Memorandum.
Adjustment to ADSs delivered upon conversion upon a make-whole fundamental change or NIO’s election to redeem the Notes for changes in tax laws:

The following table sets forth the number of additional ADSs to be received per US$1,000 principal amount of Notes that are converted in connection with (i) a “make-whole fundamental change” as described in the Preliminary Offering Memorandum, based on the ADS price and effective date of the make-whole fundamental change or (ii) NIO’s election to redeem the Notes for changes in tax laws as if the applicable redemption reference date were the “effective date” and the applicable redemption reference price were the “ADS price”, as described in the Preliminary Offering Memorandum:

Effective Date	ADS Price
	$7.46	$8.75	$9.51	$10.25	$11.50	$13.00	$15.00	$17.00	$20.00	$23.00	$27.00	$30.00	$33.00
February 4, 2019	28.9123	21.1200	17.3870	14.5356	10.9470	7.9862	5.3967	3.7147	2.1360	1.1943	0.4778	0.1797	0.0242
February 1, 2020	28.9123	20.7691	16.7960	13.8254	10.1835	7.2777	4.8227	3.2735	1.8510	1.0161	0.3889	0.1357	0.0133
February 1, 2021	28.9123	19.7246	15.5005	12.4566	8.8878	6.1831	4.0013	2.6741	1.4850	0.7974	0.2863	0.0853	0.0018
February 1, 2022	28.9123	16.7246	12.9012	10.1561	6.9861	4.6731	2.9133	1.9035	1.0350	0.5404	0.1722	0.0343	0.0000
February 1, 2023	28.9123	14.3337	10.0400	7.1980	4.3096	2.5723	1.4993	0.9682	0.5305	0.2717	0.0733	0.0073	0.0000
February 1, 2024	28.9123	9.1497	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact ADS prices and effective dates may not be set forth in the table above, in which case:

•	If the ADS price is between two ADS prices in the table or the effective date is between two effective dates in the table, the number of additional ADSs will be determined by a straight-line interpolation between the number of additional ADSs set forth for the higher and lower ADS prices and the earlier and later effective dates, as applicable, based on a 365-day year.

•	If the ADS price is greater than US$33.00 per ADS (subject to adjustment in the same manner as the ADS prices set forth in the column headings of the table above), no additional ADSs will be added to the conversion rate.

•	If the ADS price is less than US$7.46 per ADS (subject to adjustment in the same manner as the ADS prices set forth in the column headings of the table above), no additional ADSs will be added to the conversion rate.

Notwithstanding the foregoing, in no event will the conversion rate per US$1,000 principal amount of the Notes exceed 134.0482 ADSs, subject to adjustment in the same manner as the conversion rate as set forth under “Description of the Notes—Conversion rights—Conversion rate adjustments” in the Preliminary Offering Memorandum.

Capitalization and Indebtedness:

The following table sets forth our capitalization as of September 30, 2018:

•	on an actual basis;

•	on an as adjusted basis to give effect to the issuance and sale by us of US$650 million aggregate principal amount of notes in this offering, assuming the initial purchasers do not exercise their option to purchase additional notes, before deducting estimated initial purchasers’ discounts and commissions and estimated issuance expenses, and excluding our use of a portion of the net proceeds of this offering, as described in the “Use of Proceeds” to pay the costs of the capped call transactions and the zero-strike call option transactions. In the as adjusted information, the principal amount of the notes is recorded as convertible notes in long-term debt and debt issuance cost is recorded as reduction to the long-term debt and is amortized as interest expenses using the effective interest method. The costs we paid for the capped call transactions and the zero-strike call option transactions are recorded as deduction of additional paid-in capital within total shareholders’ equity.

The as adjusted information below is illustrative only. You should read this table together with our audited consolidated financial statements and unaudited interim condensed financial statements and the related notes thereto included in this offering memorandum and the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	As of September 30, 2018
	Actual		As adjusted
	RMB	US$	RMB	US$
	(in thousands) (unaudited)
Current Assets
Cash and cash equivalents	6,743,487	981,871	9,235,884	1,344,771
Restricted cash	32,536	4,737	32,536	4,737
Short-term investments	2,377,384	346,154	2,377,384	346,154
Non-current Assets
Long-term restricted cash	37,825	5,507	37,825	5,507
Current Liabilities
Short-term loan	430,583	62,694	430,583	62,694
Long-term loan, current portion	168,940	24,598	168,940	24,598
Non-Current Liabilities
Long-term loan, non-current portion	1,079,202	157,135	1,079,202	157,135
Convertible notes[1]	—	—	4,387,278	638,800
Mezzanine Equity:
Redeemable non-controlling interests	1,296,299	188,745	1,296,299	188,745
Total Mezzanine Equity	1,296,299	188,745	1,296,299	188,745
Shareholders’ Equity:
Treasury shares	(9,186)	(1,338)	(9,186)	(1,338)
Class A ordinary shares	1,303	189	1,303	189
Class B ordinary shares	218	32	218	32
Class C ordinary shares	246	36	246	36
Additional paid-in capital[1]	40,762,274	5,935,101	38,867,393	5,659,201
Accumulated deficit	(31,523,325)	(4,589,884)	(31,523,325)	(4,589,884)
Accumulated other comprehensive loss	(71,888)	(10,467)	(71,888)	(10,467)
Total NIO Inc. Shareholders’ Equity	9,159,642	1,333,669	7,264,761	1,057,769
Noncontrolling interests	2,531	369	2,531	369
Total Shareholders’ Equity	9,162,173	1,334,038	7,267,292	1,058,138
Total Capitalization	11,537,674	1,679,918	14,030,071	2,042,818

________________

(1)	In accordance with ASC 470-20, a convertible debt instrument that may be wholly or partially settled in cash is required to be separated into liability and equity components. Upon issuance, a debt discount, if any, is recognized as a decrease in debt component and an increase in equity. The debt component accretes up to the principal amount over the expected term of the debt. ASC 470-20 does not affect the actual amount that we are required to repay. The amount shown in the table above for the Notes does not necessarily reflect the application of ASC 470-20 in entirety, and only reflects the aggregate principal amount of the Notes, net of debt issuance costs, without reflecting the debt discount, if any, and any tax impact.

In addition to reflecting the information set forth above, the Preliminary Offering Memorandum is hereby supplemented, amended and modified as follows (page references are to page numbers in the Preliminary Offering Memorandum), which reflect certain updated information. Unless otherwise specified, additions are shown in double-underline and deletions are shown in ~~strikethrough~~:

The section “Plan of Distribution—No sale of similar securities” on pages 264-265 of the Preliminary Offering Memorandum is amended by this pricing supplement as follows:

“Our directors who are our shareholders have agreed that, without the prior written consent of the initial purchasers, they will not during the restricted period:

•	offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any ADSs or Class A ordinary shares or any other securities convertible into or exercisable or exchangeable for ADSs or Class A ordinary shares; or

•	enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the ADSs or Class A ordinary shares,

whether any transaction described above is to be settled by delivery of our Class A ordinary shares or ADSs or such other securities, in cash or otherwise. In addition, each such person agrees that, without the prior written consent of the initial purchasers, such person will not, during the restricted period, make any demand for, or exercise any right with respect to, the registration of any of our Class A ordinary shares or ADSs or any security convertible into or exercisable or exchangeable for our Class A ordinary shares or ADSs.

The restrictions described in the immediately preceding paragraph do not apply to:

•	transactions relating to our Class A ordinary shares or ADSs or other securities acquired in open market transactions after the completion of the offering of the notes; provided that no filing under the Exchange Act or other public announcement is required or voluntarily made in connection with subsequent sales of our Class A ordinary shares or ADSs or other securities acquired in such open market transactions;

•	transfers of our Class A ordinary shares or ADSs or any security convertible into our Class A ordinary shares or ADSs as a bona fide gift;

•	transfers or distributions of our Class A ordinary shares or ADSs or any security convertible into our Class A ordinary shares or ADSs to affiliates, limited partners or shareholders of the such person;

•	the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of our Class A ordinary shares or ADSs, provided that (i) the plan does not provide for the transfer of our Class A ordinary shares or ADSs during the restricted period and (ii) no public announcement or filing under the Exchange Act is required of or voluntarily made by or on behalf of us regarding the establishment of such plan; or

•	transactions by operation of law, including pursuant to an order of a court (including a domestic order or a negotiated divorce settlement) or regulatory agency, provided that no public announcement shall be required or made voluntarily during the restricted period in connection with such transaction.

In addition, the Tencent entities have signed lock-up agreements which are substantially similar to the lock-up agreements signed by these directors.

The initial purchasers, in their sole discretion, may release our Class A ordinary shares and ADSs and other securities subject to the lock-up agreements described above in whole or in part at any time.”

General

This communication is intended for the sole use of the person to whom it is provided by the sender.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the laws of any such state.

The Notes, the ADSs deliverable upon conversion of the Notes and the Class A ordinary shares represented thereby have not been, and will not be, registered under the Securities Act or any state securities laws. Accordingly, the Notes are being offered and sold only to “qualified institutional buyers” as defined in Rule 144A promulgated under the Securities Act and to certain non-U.S. persons in offshore transactions in reliance on Regulation S under the Securities Act. The Notes are not transferable except in accordance with the restrictions described under “Transfer restrictions” in the Preliminary Offering Memorandum.

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